                                                                    Exhibit 10.1


                        MERGER AND ACQUISITION AGREEMENT

                          dated as of November 14, 1997

                           RELATING TO THE PURCHASE BY
                           DVI FINANCIAL SERVICES, INC

                                       of

                            PARTNERSHIP INTERESTS IN
                          J.G. WENTWORTH PARTNERS, L.P.

                                       and

                      J.G. WENTWORTH MORTGAGE FUNDING, L.P.

                                       and

                                 THE MERGERS OF
                         J.G. WENTWORTH SECURITIES, INC.
                                  WITH AND INTO
                     DVI HEALTHCARE FINANCIAL ADVISORS, INC.

                                       and

                          J.G. WENTWORTH PARTNERS INC.
                                  WITH AND INTO
                           DVI MORTGAGE FUNDING, INC.

                               TABLE OF CONTENTS

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                                                                            Page  No.
                                                                            ---------
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                                   ARTICLE I

                           SALE OF PARTNER INTERESTS
      1.01  Purchase and Sale of Partner Interests.........................    1
      1.02  Purchase Price.................................................    1

                                  ARTICLE II

                                  THE MERGERS

      2.01  The DVIHA Merger...............................................    2
      2.02  The DVIMF Merger...............................................    2
      2.03  DVIHA Effective Time...........................................    2
      2.04  DVIMF Effective Time...........................................    2
      2.05  Certificates of Incorporation and Bylaws of the Surviving
              Corporations................................................     3
      2.06  Directors and Officers of the Surviving Corporations...........    3
      2.07  Effects of the Mergers.........................................    3
      2.08  Further Assurances.............................................    3

                                  ARTICLE III

                   CONVERSION OF SHARES; EXCHANGE PROCEDURES

      3.01  DVIHA Merger Conversion of Capital Stock.......................    4
      3.02  DVIMF Merger Conversion of Capital Stock.......................    4
      3.03  Dissenting Stockholders........................................    5

                                  ARTICLE IV

                             CLOSING; CERTIFICATES

      4.01  Closing........................................................    5
      4.02  Legend on Certificates.........................................    5

                                   ARTICLE V

              REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS
                               AND THE PARTNERS

      5.01  Organization; Authority........................................    6
      5.02  Capital Structure and Ownership................................    6
      5.03  Corporate and Partnership Documents............................    7
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                                        i
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
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      5.04  Governmental Approvals and Filings.............................    7
      5.05  Books and Records..............................................    7
      5.06  Taxes..........................................................    8
      5.07  Legal Proceedings..............................................    8
      5.08  Compliance With Laws and Orders................................    9
      5.09  Tangible Personal Property.....................................    9
      5.10  Bank Accounts..................................................    9
      5.11  Brokers........................................................    9
      5.12  Disclosure.....................................................    9

                                  ARTICLE VI

                        REPRESENTATIONS AND WARRANTIES
                       OF THE STOCKHOLDERS AND PARTNERS

      6.01  Organization; Authority........................................   10
      6.02  No Conflicts...................................................   10
      6.03  Title to Shares; Partner Interests.............................   10
      6.04  No Government Proceedings......................................   11
      6.05  Investment Representations.....................................   11
      6.06  Brokers........................................................   11

                                  ARTICLE VII

                  REPRESENTATIONS AND WARRANTIES OF JGW & CO.

      7.01  Financial Statements...........................................   12
      7.02  Absence of Changes; Undisclosed Liabilities....................   12
      7.03  Employee Benefits..............................................   13
      7.04  Subsidiaries...................................................   13
      7.05  No Conflicts...................................................   13
      7.07  Real Property..................................................   14
      7.08  Employees......................................................   14
      7.09  Organization; Authority........................................   14
      7.10  Material Contracts.............................................   14
      7.11  Intellectual Property Rights...................................   15
      7.12  Licenses.......................................................   15
      7.13  Insurance......................................................   15
      7.14  Broker-Dealer Business.........................................   16


                                       ii
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
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                                 ARTICLE VIII

         REPRESENTATIONS AND WARRANTIES OF PURCHASER, DVIHA AND DVIMF

      8.01  Organization...................................................   17
      8.02  Authority......................................................   17
      8.03  No Conflicts...................................................   17
      8.04  Governmental Approvals and Filings.............................   17
      8.05  Legal Proceedings..............................................   18
      8.06  Purchase for Investment........................................   18
      8.07  DVI Stock......................................................   18
      8.08  Capital Stock..................................................   18
      8.09  SEC Reports....................................................   18
      8.10  Brokers........................................................   18

                                  ARTICLE IX

                COVENANTS OF THE STOCKHOLDERS AND THE PARTNERS

      9.01  Regulatory and Other Approvals.................................   19
      9.02  Investigation by Purchaser.....................................   19
      9.03  No Solicitations...............................................   19
      9.04  Conduct of Business............................................   20
      9.05  Employee Matters...............................................   21
      9.06  Certain Restrictions...........................................   21
      9.07  Affiliate Transactions.........................................   22
      9.08  Books and Records..............................................   23
      9.09  Noncompetition.................................................   23
      9.10  Notice and Cure................................................   25
      9.11  Fulfillment of Conditions......................................   25
      9.12  Relocation of Facilities.......................................   25
      9.13  Allocation of Profits and Losses...............................   25
      9.14  Use of JGW Name................................................   26
      9.15  Licenses.......................................................   26

                                   ARTICLE X

                    COVENANTS OF PURCHASER, DVIHA AND DVIMF

      10.01       Regulatory and Other Approvals...........................   26
      10.02       Notice and Cure..........................................   27
      10.03       Fulfillment of Conditions................................   27
      10.04       Certain Payments.........................................   27
      10.05       Non-Solicitation.........................................   27


                                       iii
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      10.06       Compliance with Section 9.13.............................   28

                                  ARTICLE XI

            CONDITIONS TO OBLIGATIONS OF PURCHASER, DVIHA AND DVIMF

      11.01       Representations and Warranties...........................   28
      11.02       Performance..............................................   28
      11.03       Officers' Certificates...................................   28
      11.04       Orders and Laws..........................................   28
      11.05       Third Party Consents.....................................   28
      11.06       Opinion of Counsel.......................................   29
      11.07       Certificates.............................................   29
      11.08       Proceedings..............................................   29

                                  ARTICLE XII

                       CONDITIONS TO OBLIGATIONS OF THE
                         STOCKHOLDERS AND THE PARTNERS

      12.01       Representations and Warranties...........................   29
      12.02       Performance..............................................   30
      12.03       Officers' Certificates...................................   30
      12.04       Orders and Laws..........................................   30
      12.05       Third Party Consents.....................................   30
      12.06       Registration Rights Agreement............................   30
      12.07       Good Standing Certificates...............................   30
      12.08       Opinion of Counsel.......................................   30

                                 ARTICLE XIII

                   SURVIVAL OF REPRESENTATIONS, WARRANTIES,
                           COVENANTS AND AGREEMENTS

      13.01       Survival of Representations, Warranties, Covenants and
                    Agreements.............................................   31

                                  ARTICLE XIV

                                INDEMNIFICATION

      14.01       Indemnification..........................................   31
      14.02       Method of Asserting Claims...............................   33
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                                  ARTICLE XV

                                  TERMINATION

      15.01       Termination..............................................   36
      15.02       Effect of Termination....................................   37

                                  ARTICLE XVI

                                  DEFINITIONS

      16.01       Definitions..............................................   37

                                 ARTICLE XVII

                                 MISCELLANEOUS

      17.01       Notices..................................................   44
      17.02       Entire Agreement.........................................   45
      17.03       Expenses.................................................   45
      17.04       Public Announcements.....................................   46
      17.05       Confidentiality..........................................   46
      17.06       Further Assurances; Post-Closing Cooperation.............   46
      17.07       Waiver...................................................   47
      17.08       Amendment................................................   47
      17.09       No Third Party Beneficiary...............................   47
      17.10       No Assignment; Binding Effect............................   47
      17.11       Headings.................................................   48
      17.12       Invalid Provisions.......................................   48
      17.13       Governing Law............................................   48
      17.14       Counterparts.............................................   48

                                  EXHIBIT 10.1


            This MERGER AND ACQUISITION AGREEMENT dated as of November 14, 1997 is made and entered into by and among DVI Financial Services, Inc., a Delaware corporation ("Purchaser"), DVI Healthcare Financial Advisors, Inc., a Delaware corporation ("DVIHA"), DVI Mortgage Funding, Inc., a Delaware corporation ("DVIMF"), J.G. Wentworth Management Company, Inc., a Pennsylvania corporation ("JGW & Co."), J.G. Wentworth Securities, Inc., a Pennsylvania corporation (the "Company"), J.G. Wentworth Partners, Inc., a Pennsylvania corporation (the "General Partner"), the persons listed on Schedule A (the "JGW Partners"), Schedule B (the "MF Partners" and, together with the JGW Partners, the "Partners"), Schedule C (the "JGW Stockholders") and Schedule D (the "JGW Partners Stockholders" and, together with the JGW Stockholders, the "Stockholders") and relates to (i) the merger of (A) the Company with and into DVIHA and (B) the General Partner with and into DVIMF and (ii) the purchase by Purchaser (A) from the respective JGW Partners of the limited partner interests (the "JGW Partner Interests") in J.G. Wentworth Partners, L.P., a Pennsylvania limited partnership (the "JGW Partnership"), listed on Schedule A and (B) from the respective MF Partners of the limited partner interests (the "MF Partner Interests" and, together with the JGW Partner Interests, the "Partner Interests") in J.G. Wentworth Mortgage Funding, L.P., a Pennsylvania limited partnership (the "MF Partnership"), listed on Schedule B. The JGW Partnership, the MF Partnership, the Company and the General Partner are sometimes hereinafter collectively referred to as the "Purchased Entities." Capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms in Article 16.

            WHEREAS, the Boards of Directors of DVIHA, DVIMF, the Company and the General Partner have each determined that it is advisable and in the best interests of their respective stockholders to consummate, and have approved, the business combination transaction provided for herein in which the Company would merge with and into DVIHA (the "DVIHA Merger") and the General Partner would merge with and into DVIMF (the "DVIMF Merger");

            NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                            SALE OF PARTNER INTERESTS


            1.01 Purchase and Sale of Partner Interests. The Partners agree to sell to Purchaser, and Purchaser agrees to purchase from the Partners, all of the right, title and interest of the Partners in and to the Partner Interests at the Closing on the terms and subject to the conditions set forth in this Agreement.

            1.02 Purchase Price. The aggregate purchase price for the Partner Interests (the "Purchase Price") shall be 37,940 shares of common stock, par value $.005 per share (the "DVI Stock"), of DVI, Inc., a Delaware corporation and the parent of Purchaser ("DVI"), which will be issued to the Partners in the amounts set forth on Schedules A and B.

                                   ARTICLE II

                                   THE MERGERS

            2.01 The DVIHA Merger. At the DVIHA Effective Time (as defined in
Section 2.03), upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and the Pennsylvania Business Corporation Law of 1988 (the "PBCL"), the Company shall be merged with and into DVIHA. DVIHA shall be the surviving corporation in the DVIHA Merger. As a result of the DVIHA Merger, the outstanding shares of capital stock of DVIHA and the Company shall be converted or cancelled in the manner provided in Article III.

            2.02 The DVIMF Merger. At the DVIMF Effective Time (as defined in
Section 2.04), upon the terms and subject to the conditions of this Agreement and in accordance with the DGCL and the PBCL, the General Partner shall be merged with and into DVIMF. DVIMF shall be the surviving corporation in the DVIMF Merger. As a result of the DVIMF Merger, the outstanding shares of capital stock of DVIMF and the General Partner shall be converted or cancelled in the manner provided in Article III.

            2.03 DVIHA Effective Time. At the Closing, (a) a certificate of merger (the "DVIHA Certificate of Merger") shall be duly prepared and executed by DVIHA as the surviving corporation of the DVIHA Merger and as soon as practicable thereafter delivered to the Secretary of State of the State of Delaware (the "Delaware Secretary of State") for filing, as provided in Section 251 of the DGCL and (b) articles of merger (the "DVIHA Articles of Merger") shall be duly prepared and executed by DVIHA as the surviving corporation of the DVIHA Merger and, as soon as practicable thereafter, delivered to the Department of State of the Commonwealth of Pennsylvania (the "Pennsylvania Department of State") for filing, as provided in Sections 1921 and 1927 of the PBCL, each, on, or as soon as practicable after, the Closing Date. The DVIHA Merger shall become effective on the later to occur of (i) the time of the filing of the DVIHA Certificate of Merger with the Delaware Secretary of State and (ii) the time of filing of the DVIHA Articles of Merger with the Pennsylvania Department of State (the date and time of such later filing being referred to herein as the "DVIHA Effective Time").

            2.04 DVIMF Effective Time. At the Closing, (a) a certificate of merger (the "DVIMF Certificate of Merger") shall be duly prepared and executed by DVIMF as the surviving corporation of the DVIMF Merger and as soon as practicable thereafter delivered to the Delaware Secretary of State for filing, as provided in Section 251 of the DGCL and (b) articles of merger (the "DVIMF Articles of Merger") shall be duly prepared and executed by DVIMF as the surviving corporation of the DVIMF Merger and, as soon as practicable thereafter, delivered to the Pennsylvania Department of State for filing, as provided in Sections 1921 and 1927 of the PBCL, each, on, or as soon as practicable after, the Closing Date. The

DVIMF Merger shall become effective on the later to occur of (i) the time of the filing of the DVIMF Certificate of Merger with the Delaware Secretary of State and (ii) the time of filing of the DVIMF Articles of Merger with the Pennsylvania Department of State (the date and time of such later filing being referred to herein as the "DVIMF Effective Time").

            2.05 Certificates of Incorporation and Bylaws of the Surviving Corporations.

            (a) At the DVIHA Effective Time, (i) the Certificate of Incorporation of DVIHA as in effect immediately prior to the DVIHA Effective Time shall be the Certificate of Incorporation of DVIHA, as the surviving corporation of the DVIHA Merger, until thereafter amended as provided by law and such Certificate of Incorporation, and (ii) the Bylaws of DVIHA as in effect immediately prior to the DVIHA Effective Time shall be the Bylaws of DVIHA, as the surviving corporation of the DVIHA Merger, until thereafter amended as provided by law, the Certificate of Incorporation of DVIHA and such Bylaws.

            (b) At the DVIMF Effective Time, (i) the Certificate of Incorporation of DVIMF as in effect immediately prior to the DVIMF Effective Time shall be the Certificate of Incorporation of DVIMF, as the surviving corporation of the DVIMF Merger, until thereafter amended as provided by law and such Certificate of Incorporation, and (ii) the Bylaws of DVIMF as in effect immediately prior to the DVIMF Effective Time shall be the Bylaws of DVIMF, as the surviving corporation of the DVIMF Merger, until thereafter amended as provided by law, the Certificate of Incorporation of DVIMF and such Bylaws.

            2.06  Directors and Officers of the Surviving Corporations.

            (a) The directors and officers of DVIHA immediately prior to the DVIHA Effective Time shall, from and after the DVIHA Effective Time, be the directors and officers, respectively, of DVIHA, as the surviving corporation of the DVIHA Merger, until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the DVIHA's Certificate of Incorporation and Bylaws.

            (b) The directors and officers of DVIMF immediately prior to the DVIMF Effective Time shall, from and after the DVIMF Effective Time, be the directors and officers, respectively, of DVIMF, as the surviving corporation of the DVIMF Merger, until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the DVIMF's Certificate of Incorporation and Bylaws.

            2.07 Effects of the Mergers. Subject to the foregoing, the effects of the DVIHA Merger and the DVIMF Merger shall be as provided in the applicable provisions of the DGCL and the PBCL.

            2.08 Further Assurances. Each party hereto will execute such further documents and instruments and take such further actions as may reasonably be requested by one or more of the others to consummate the DVIHA Merger and the DVIMF Merger, to vest the surviving corporations with full title to all assets, properties, rights, approvals, immunities and franchises of the Company or the General Partner, as the case may be, or to effect the other purposes of this Agreement.


                                   ARTICLE III

                    CONVERSION OF SHARES; EXCHANGE PROCEDURES

            3.01 DVIHA Merger Conversion of Capital Stock. At the DVIHA Effective Time, by virtue of the DVIHA Merger and without any action on the part of the holders thereof:

            3.011 Capital Stock. Each issued and outstanding share of the common stock, par value $.01 per share, of DVIHA ("DVIHA Common Stock") shall be converted into and become one fully paid and nonassessable share of common stock, par value $.01 per share, of DVIHA, as the surviving corporation ("DVIHA Surviving Corporation Common Stock"). Each certificate representing outstanding shares of DVIHA Common Stock shall at the DVIHA Effective Time represent an equal number of shares of DVIHA Surviving Corporation Common Stock.

            3.012 Cancellation of Treasury Stock. All shares of common stock, par value $.01 per share, of the Company (the "JGW Stock") that are owned by the Company as treasury stock shall be canceled and retired and shall cease to exist and no stock of DVIHA or other consideration shall be delivered in exchange therefor.

            3.013 Consideration. All of the shares of JGW Stock held by the JGW Stockholders shall be cancelled, and shall be converted into the right of the JGW Stockholders to receive 42,005 shares of DVI Stock, which will be issued to the JGW Stockholders in the amounts set forth on Schedule C.

            3.02 DVIMF Merger Conversion of Capital Stock. At the DVIMF Effective Time, by virtue of the DVIMF Merger and without any action on the part of the holders thereof:

            3.021 Capital Stock. Each issued and outstanding share of the common stock, par value $.01 per share, of DVIMF ("DVIMF Common Stock") shall be converted into and become one fully paid and nonassessable share of common stock, par value $.01 per share, of DVIMF, as the surviving corporation ("DVIMF Surviving Corporation Common Stock"). Each certificate representing outstanding shares of DVIMF Common Stock shall at the DVIMF Effective Time represent an equal number of shares of DVIMF Surviving Corporation Common Stock.

            3.022 Cancellation of Treasury Stock. All shares of common stock, par value $.01 per share, of the General Partner (the "JGW Partners Stock" and, together with the JGW Stock, the "Stock") that are owned by the General Partner as treasury stock shall be canceled and retired and shall cease to exist and no stock of DVIMF or other consideration shall be delivered in exchange therefor.

            3.023 Consideration. All of the shares of JGW Partners Stock held by the JGW Stockholders shall be cancelled, and shall be converted into the right of the JGW Partners Stockholders to receive 4,065 shares of DVI Stock, which will be issued to the JGW Partners Stockholders in the amounts set forth on Schedule D.


            3.03  Dissenting Stockholders.

            3.031 Any shares of Stock the holder of which has, as of the DVIHA Effective Time or the DVIMF Effective Time, as the case may be, asserted and preserved, and not effectively withdrawn or otherwise lost, his dissenters' rights pursuant to the PBCL (all such holders, collectively, the "Dissenting Stockholders" and all such shares, the "Dissenting Shares") shall not be converted into the right to receive the consideration described in Section 3.013 or 3.023, as the case may be, and the Dissenting Stockholders shall be entitled to payment of the value of the Dissenting Shares in accordance with the provisions of the PBCL; but if, after the DVIHA Effective Time or the DVIMF Effective Time, as the case may be, any Dissenting Stockholder fails to perfect or otherwise loses any such dissenters' rights pursuant to the PBCL, any such Dissenting Stockholder shall forfeit the right to appraisal of such Dissenting Shares, and to the extent that the PBCL requires such treatment, such Dissenting Shares shall thereupon be deemed to have been converted as of the DVIHA Effective Time or the DVIMF Effective Time, as the case may be, into the right to receive the consideration described in Section 3.013 or 3.023, as the case may be, without any interest unless otherwise required by law.

            3.032 The Company and the General Partner shall give prompt notice to Purchaser with respect to any preservation or assertion of rights under subchapter D of chapter 15 of the PBCL by any holder of Stock. Neither the Company nor the General Partner shall, except with the prior written consent of Purchaser, voluntarily make any payment with respect to, or settle or offer to settle, any rights of any Dissenting Stockholder.

                                   ARTICLE IV

                              CLOSING; CERTIFICATES

            4.01 Closing. The Closing will take place at the offices of Rogers & Wells, 200 Park Avenue, New York, New York 10166, or at such other place as Purchaser and the Stockholders and the Partners mutually agree, at 10:00 A.M. local time, on the Closing Date. At the Closing, Purchaser will cause the DVI Stock to be delivered to the Stockholders and the Partners in the amounts set forth on Schedules A, B, C and D. Simultaneously, (a) the Partners will deliver to Purchaser a document in form satisfactory to Purchaser and executed by each Partner by which the Partner assigns and transfers to Purchaser its Partner Interests and (b) the Stockholders will surrender the certificates representing all the shares of Stock owned by such Stockholders to Purchaser. At the Closing, there shall also be delivered to Purchaser, DVIHA, DVIMF, the Stockholders and the Partners the certificates and other documents and instruments to be delivered under Articles XI and XII.

            4.02 Legend on Certificates. The certificates representing shares of DVI Stock issued to the Stockholders and the Partners at the Closing may bear legends to the effect that the shares represented by them have not been registered under the Securities Act, and may only be sold or transferred in a transaction which is registered under that Act or is exempt from the registration requirements of that Act. The legend specified in the preceding sentence shall not be placed on the certificates if the issuance or resale of the shares they represent has been registered under the Securities Act, or shall be removed upon registration of the resale of the shares.


                                    ARTICLE V

               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS
                                AND THE PARTNERS

            Each Stockholder and Partner, severally, represents and warrants to Purchaser, DVIHA and DVIMF as follows:

            5.01 Organization; Authority. (a) Each of the Company and the General Partner is a corporation duly organized and validly existing under the Laws of the Commonwealth of Pennsylvania. Each of the JGW Partnership and the MF Partnership is a limited partnership duly organized and validly existing under the Laws of the Commonwealth of Pennsylvania. Each of the Purchased Entities has all requisite corporate or partnership power and authority, as the case may be, to own, lease and operate its properties and to carry on its business as now being conducted. Each of the Purchased Entities is duly qualified, licensed or admitted to do business and is in good standing in all jurisdictions in which the ownership, use or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary and in which the failure to be so qualified, licensed or admitted and in good standing could reasonably be expected to have a material adverse effect on the Business or Condition of the Company.

            (b) Each of the Company and the General Partner has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by the Company and the General Partner of this Agreement, and the performance of their respective obligations hereunder, have been duly and validly authorized by the Board of Directors and shareholders of the Company and the General Partner, no other action on the part of the Company, the General Partner or their respective stockholders being necessary. This Agreement has been duly and validly executed and delivered by the Company and the General Partner and constitutes their legal, valid and binding obligation enforceable against the Company and the General Partner in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

            5.02 Capital Structure and Ownership. The authorized capital stock of the Company consists of 1,000 shares of common stock, no par value per share, 100 of which are issued and outstanding and held of record by the JGW Stockholders. The JGW Stock constitutes all of the issued and outstanding shares of capital stock of the Company. The authorized capital stock of the General Partner consists of 1,000 shares of common stock, par value $.01 per share, all of which are issued and outstanding and held of record by the JGW Partners Stockholders. The JGW Partners Stock constitutes all of the issued and outstanding shares of capital stock of the General Partner. All issued and outstanding shares of capital stock of the Company and the General Partner are duly authorized, validly issued, fully paid and non-assessable and free from any restrictions on transfer, except for those imposed by federal or state securities or "blue sky" laws and except for those pursuant to this Agreement. Except for this Agreement, there are no outstanding Options with respect to the Company or the General Partner, or their respective shares of capital stock. None of the Stockholders are bound by any Contract relating to its shares of Stock.

            The JGW Partner Interests held by the JGW Partners are the only limited partner interests in the JGW Partnership, have been duly authorized and validly issued and constitute 100% of the limited partner interests in the JGW Partnership. The General Partner is the only general partner of the JGW Partnership and owns 100% of the general partner interests in the JGW Partnership. All of the partners, limited and general, have been duly admitted to the JGW Partnership. The MF Partner Interests held by the MF Partners are the only limited partner interests in the MF Partnership, have been duly authorized and validly issued and constitute 100% of the limited partner interests in the MF Partnership. The General Partner is the only general partner of the MF Partnership. All of the partners, limited and general, have been duly admitted to the MF Partnership. Neither the JGW Partnership nor the MF Partnership has issued any Options, nor is either of them a party to any other agreement, which requires, or upon the passage of time, the payment of money or the occurrence of any other event, may require, the JGW Partnership or the MF Partnership to sell or issue or redeem, repurchase or otherwise acquire any limited partner or general partner interests.

            5.03 Corporate and Partnership Documents. The Stockholders have prior to the execution of this Agreement delivered to Purchaser true and complete copies of the certificate of incorporation and by-laws of the Company and the General Partner as in effect on the date hereof. The Partners have prior to the execution of this Agreement delivered to Purchaser true and complete copies of the certificate of limited partnership and partnership agreement of the JGW Partnership and the MF Partnership, each as in effect on the date hereof. The General Partner, as the general partner of the JGW Partnership and the MF Partnership, has at all times acted in compliance with such partnership agreements and has not breached any obligations applicable to it under or in connection with the partnership agreements, and none of the General Partner, the JGW Partnership or the MF Partnership has taken any action that is not authorized by such partnership agreements.

            5.04 Governmental Approvals and Filings. Except as disclosed in
Schedule 5.04, no consent, approval, authorization, license, clearance or order of, declaration or notification to, or filing, registration or compliance with, any Governmental or Regulatory Authority on the part of any of the Purchased Entities is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

            5.05 Books and Records. The minute books and other similar records of the Purchased Entities as made available to Purchaser prior to the execution of this Agreement contain a true and complete record, in all material respects, of all action taken at all meetings and by all written consents in lieu of meetings of the stockholders, the boards of directors and committees of the board of directors or similar governing bodies of each of the Purchased Entities. The stock transfer ledgers and other similar records of the Company and the General Partner as made available to Purchaser prior to the execution of this Agreement accurately reflect all record transfers prior to the execution of this Agreement in the capital stock of the Company and the General Partner.

            5.06 Taxes. (a) The General Partner has validly elected to be an "S corporation" (within the meaning of Section 1361(a)(1) of the Code), for federal income tax purposes as of January 1, 1986, and has maintained its status as an "S corporation" at all times thereafter. The General Partner has validly elected to be an "S corporation" in all state and local jurisdictions where it would, absent such an election, be subject to corporate income or franchise tax, and has maintained its status as an "S corporation" in such jurisdictions at all times thereafter. No state of facts exists or existed which presents or presented any risk that the General Partner's status as an "S corporation" is or was subject to termination or revocation. The General Partner has no "Subchapter C" earnings and profits (within the meaning of Code Section 1362(d)(3)(B)).

            (b) Each of the Purchased Entities has filed all Tax Returns (including statements of estimated taxes owed) required to be filed within the applicable periods for such filings and has paid all Taxes required to be paid, and has established adequate reserves (net of estimated Tax payments already made) for the payment of all taxes payable in respect to the period subsequent to the last periods covered by such returns. All such Tax Returns are true, correct and complete in all material respects. Proper and adequate amounts have been withheld by each of the Purchased Entities from its employees for all periods in compliance with the tax, social security and unemployment withholding provisions of all federal, state, local and foreign laws. No deficiencies for any Tax are currently assessed against any of the Purchased Entities, and no Tax Returns of the Purchased Entities have been audited, and to the knowledge of the Stockholders and the Partners, there is no such audit pending or contemplated. There is no Tax lien, whether imposed by any federal, state or local taxing authority, outstanding against the assets, properties or business of any of the Purchased Entities, other than any lien for Taxes not yet due and payable. There are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any Tax or deficiency against any of the Purchased Entities.

            (c) Within a reasonable period of time after the date of this Agreement, the Stockholders and the Partners (i) shall cause to be prepared and filed with the Internal Revenue Service and the applicable state taxing authorities short period returns for the JGW Partnership and the MF Partnership for the period ended October 31, 1997 and (ii) shall cause to be prepared Forms K-1 for the General Partner.

            5.07 Legal Proceedings. (a) There are no Actions or Proceedings pending or, to the knowledge of the Stockholder and the Partners, threatened against, relating to or affecting any of the Purchased Entities or any of their respective Assets and Properties; and

            (b) there are no Orders outstanding against any of the Purchased Entities.

Prior to the execution of this Agreement, the Stockholders and the Partners have made available to Purchaser or Purchaser's representatives all responses of counsel for each of the Purchased Entities to auditors' requests for information delivered in connection with the financial statements (together with any updates provided by such counsel) regarding Actions or Proceedings pending or threatened against, relating to or affecting any of the Purchased Entities.

            5.08 Compliance With Laws and Orders. None of the Purchased Entities is nor has at any time within the last five years been, or has received any notice that it is or has at any time within the last five years been, in violation of or in default under, in any material respect, any Law or Order applicable to any of the Purchased Entities (including those relating to employment of labor), or any of their respective Assets and Properties.

            5.09 Tangible Personal Property. The Purchased Entities are in possession of and have good title to, or have valid leasehold interests in or valid rights under Contract to use, all tangible personal property which is used in and individually or in the aggregate with other such property is material to the Business or Condition of the Company. All such tangible personal property is free and clear of all Liens, other than Permitted Liens, and is in all material respects in good working order and condition, ordinary wear and tear excepted.

            5.10 Bank Accounts. Set forth on Schedule 5.10 is a true and complete list of all bank accounts, lock boxes, safety deposit boxes and other such accounts and boxes maintained by the Purchased Entities and the signatories thereunder.

            5.11 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Stockholders and the Partners directly with Purchaser, DVIHA and DVIMF, without the intervention of any Person on behalf of the Stockholders or the Partners in such manner as to give rise to any valid claim by any Person against Purchaser, DVIHA and DVIMF or any Purchased Entity for a finder's fee, brokerage commission or similar payment.

            5.12 Disclosure. The representations or warranties of the Stockholders and the Partners contained in this Agreement, and the statements contained in the Schedules hereto or any certificate or other writing furnished to Purchaser, DVIHA and DVIMF by the Stockholders or the Partners pursuant to any provision of this Agreement, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements herein or therein, not misleading.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES
                        OF THE STOCKHOLDERS AND PARTNERS

            Each Stockholder and Partner, severally and not jointly, hereby represents and warrants as to such Stockholder or Partner (and not as to any other Stockholder or Partner) to Purchaser, DVIHA and DVIMF as follows:

            6.01 Organization; Authority. If such Stockholder or Partner is a partnership or a corporation, such Stockholder or Partner is duly organized and validly existing under the laws of its jurisdiction of organization. Such Stockholder or Partner has all requisite power and legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by such Stockholder or Partner of this Agreement, and the performance of its respective obligations hereunder, have been duly and validly authorized and no other action on the part of such Stockholder or Partner is necessary. This Agreement has been duly and validly executed and delivered by such Stockholder or Partner and constitutes the legal, valid and binding obligation of such Stockholder or Partner enforceable against such Stockholder or Partner in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

            6.02 No Conflicts. The execution and delivery by such Stockholder or Partner of this Agreement do not and the performance by such Stockholder or Partner of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

            (a) conflict with or result in a violation or breach of any of the organizational documents if applicable of such Stockholder or Partner;

            (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices described herein, conflict with or result in a violation or breach of any Law or Order applicable to such Stockholder or Partner or any of its Assets and Properties (other than such conflicts, violations or breaches which could not in the aggregate reasonably be expected to materially adversely affect the validity or enforceability of this Agreement); or

            (c) except as disclosed in Schedule 6.02, (i) conflict with or result in a violation or breach of or give rise to a right of termination, cancellation or acceleration of any right or obligation of such Stockholder or Partner under, (ii) constitute (with or without notice or lapse of time or both) a default by such Stockholder or Partner under, (iii) require such Stockholder or Partner to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon such Stockholder or Partner or any of its Assets and Properties under, any Contract or License to which such Stockholder or Partner is a party or by which any of its Assets and Properties is bound and which, individually or in the aggregate with other such Contracts and Licenses, is material to the validity or enforceability of this Agreement.

            6.03 Title to Shares; Partner Interests. (a) Such Stockholder owns the shares of Stock opposite its name on Schedule C and Schedule D, if any, beneficially and of record, free and clear of all Liens and such Stockholder has the full authority to sell its shares of Stock as contemplated by this Agreement. Except for this Agreement and as disclosed in Schedule 6.03, there are no outstanding Options with respect to such Stockholder's shares of Stock. Except as set forth on Schedule 6.03, such Stockholder is not bound by any Contract relating to its shares of Stock.

            (b) Such Partner owns the Partner Interests opposite its name on Schedule A and Schedule B, if any, beneficially and of record, free and clear of all Liens and such Partner has the full authority and unrestricted right to sell its Partner Interests as contemplated by this Agreement. Except for this Agreement and as disclosed in Schedule 6.03, there are no outstanding Options with respect to such Partner's Partner Interests. Except as set forth on
Schedule 6.03, such Partner is not bound by any Contract relating to its Partner Interests.

            6.04 No Government Proceedings. Such Stockholder or Partner has not, during the past ten years, been the subject of any governmental proceeding, investigation or inquiry, including, without limitation, any proceeding, investigation or inquiry involving the United States Securities and Exchange Commission or any other federal or state regulatory authority having jurisdiction over the business activities of such Stockholder or Partner or any of the Purchased Entities.

            6.05 Investment Representations. Such Stockholder or Partner understands and acknowledges that the shares of DVI Stock being acquired pursuant to this Agreement are not registered under the Securities Act or any applicable state securities law, and that such DVI Stock may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and pursuant to applicable state securities laws and regulations, and that the shares of DVI Stock will bear appropriate legends to that effect pursuant to Section 4.02. The DVI Stock is being acquired for such Stockholder's or Partner's own account, for investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act or the securities laws of any other state applicable to such Stockholder or Partner. Such Stockholder or Partner is able to bear the economic risk of the purchase of the DVI Stock pursuant to the terms of this Agreement, including a complete loss of such Stockholder's or Partner's investment in the DVI Stock. Such Stockholder or Partner, either alone or with such Stockholder's or Partner's professional financial advisers who are unaffiliated with and are not compensated by Purchaser, is knowledgeable in and experienced with respect to investments in general, and experienced with respect to investments in general, and experienced in evaluating and investing in businesses such as Purchaser. Such Stockholder or Partner has received all information he or she has requested with respect to DVI, Purchaser, this Agreement and the transactions contemplated hereby, and has been given the opportunity to ask questions of and receive answers from officers of the DVI and Purchaser concerning the transactions contemplated by this Agreement and to obtain such additional information which DVI or Purchaser possess or can acquire without unreasonable effort or expense that is necessary to verify the information that was otherwise provided. By reason of such knowledge and experience and the receipt of such information, such Stockholder or Partner is capable of evaluating the merits and risks of, and making an informed business decision with regard to, investment in DVI.

            6.06 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by such Stockholder or Partner directly with Purchaser, DVIHA and DVIMF without the intervention of any Person on behalf of such Stockholder or Partner in such manner as to give rise to any valid claim by any Person against Purchaser, DVIHA and DVIMF or any Purchased Entity for a finder's fee, brokerage commission or similar payment.


                                   ARTICLE VII

                   REPRESENTATIONS AND WARRANTIES OF JGW & CO.

            JGW & Co. hereby represents and warrants to Purchaser, DVIHA and DVIMF as follows:

            7.01 Financial Statements. Prior to the execution of this Agreement, JGW & Co. has delivered to Purchaser complete copies of the following financial statements:

            (a) the audited balance sheet of the Company as of December 31, 1996 and the related audited statements of income, retained earnings and cash flows for the fiscal year then ended, together with a true and correct copy of the report on such audited information by BDO Seidman;

            (b) the unaudited balance sheet of the JGW Partnership and the MF Partnership as of December 31, 1996 and the related unaudited statements of income, partners equity and cash flows for the fiscal year then ended; and

            (c) the unaudited balance sheets of the Company, the JGW Partnership and the MF Partnership as of October 31, 1997 and the related unaudited statements of income, retained earnings or partners equity, as the case may be, for the portion of the fiscal year then ended.

Except as set forth in the notes thereto, all such financial statements were prepared in accordance with GAAP and fairly present, in all material respects, the financial condition and results of operations of the Company, the JGW Partnership and the MF Partnership as of the respective dates thereof and for the respective periods covered thereby subject, with respect to the unaudited financial statements, to normal year-end adjustments and lack of footnotes.

            7.02 Absence of Changes; Undisclosed Liabilities. Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto on the Closing Date, since December 31, 1996 there has not been any material adverse change, or any event or development which, individually or together with other such events, could reasonably be expected to result in a material adverse change in the Business or Condition of the Company other than any change arising out of any general business, economic or political conditions.

            Except as reflected in the balance sheets of the Company, the JGW Partnership and the MF Partnership and the notes thereto furnished to Purchaser, none of the Purchased Entities has Liabilities of any nature, known or unknown, fixed or contingent, except (i) Liabilities not required under GAAP to be presented in the balance sheets or the corresponding notes thereto and (ii) Liabilities incurred in the ordinary course of business since December 31, 1996. None of the Purchased Entities has (i) incurred any liability for money borrowed since December 31, 1996, other than borrowings in the ordinary course of business consistent with past practice to fund operations or (ii) incurred any liability or made any payment not in the ordinary course of business consistent with past practice since December 31, 1996.

            7.03 Employee Benefits. (a) Each of the Purchased Entities has complied with all applicable laws, rules and regulations relating to employment and labor management relations, including those relating to wages and the payment thereof, conditions of employment, hours, collective bargaining and the payment and withholding of taxes. Each of the Purchased Entities has withheld all amounts required by law to be withheld from the wages or salaries of its employees, if any, and none of the Purchased Entities is liable for any arrears of wages or other taxes or penalties for failure to comply with any of the foregoing. No union has been certified or recognized by any of the Purchased Entities.

            (b) There are no pending or threatened labor disputes, arbitration proceedings, complaints, charges, cases or controversies pending or threatened between any of the Purchased Entities, on the one hand, and any employee or any governmental authority, on the other hand.

            (c) None of the Purchased Entities maintains or contributed to and does not currently contribute to or sponsor or maintain any Welfare Benefit Plan, Pension Benefit Plan or fringe benefit plan and does not have any outstanding present obligations to contribute or make payments, whether voluntary, contingent or otherwise under any such plans.

            (d) None of the Purchased Entities has any liability (accrued, contingent or otherwise) with respect to any Welfare Benefit Plan, Pension Benefit Plan or fringe benefit plan.

            7.04 Subsidiaries. None of the Purchased Entities have any Subsidiaries or other equity investments in any other Person.

            7.05 No Conflicts. The consummation of the transactions contemplated hereby will not:

            (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of incorporation or by-laws of the Company or the General Partner or the certificate of limited partnership or partnership agreement of the JGW Partnership or the MF Partnership;

            (b) conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to any of the Purchased Entities or any of their respective Assets and Properties; or

            (c) except as disclosed in Schedule 7.05, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default by any of the Purchased Entities under, (iii) require any Purchased Entity to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (vi) result in the creation or imposition of any Lien (other than Permitted Liens) upon any of the Purchased Entities or any of their respective Assets and Properties under, any Contract or License to which any of the Purchased Entities is a party or by which any of their respective Assets and Properties is bound.

            7.06 Environmental Matters. None of the Purchased Entities has any material liability under any federal, state or local environmental laws.

            7.07 Real Property. (a) Schedule 7.07 contains a true, correct and complete list of the leases to which any of the Purchased Entities is a party as lessee (the "Leases");

            (b) None of the Purchased Entities owns any real property;

            (c) The Leases are in full force and effect and have not been amended in any material respect except as set forth in Schedule 7.07. None of the Purchased Entities has given nor has any Purchased Entity received, any written notice of a material default under any of the Leases which remains uncured (the foregoing does not apply to delinquencies in the payment of monthly rent that have existed for less than thirty (30) days), except as set forth in
Schedule 7.06; and

            (d) Prior to the execution of this Agreement, the Stockholders and the Partners have delivered to Purchaser true, correct and complete copies of the Leases.

            7.08 Employees. Schedule 7.08 contains a list of the name of each officer and full-time employee of each of the Purchased Entities at the date hereof, together with each such person's position or function, annual base salary or wages and any incentive or bonus arrangement with respect to such person in effect on such date. None of the Purchased Entities has received any information that would lead it to believe that a material number of such persons will or may cease to be employees, or will refuse offers of employment from Purchaser, because of the consummation of the transactions contemplated by this Agreement.

            7.09 Organization; Authority. JGW & Co. is a corporation, duly organized and validly existing under the laws of the Commonwealth of Pennsylvania. JGW & Co. has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by JGW & Co.

of this Agreement, and the performance of its obligations hereunder, have been duly and validly authorized and no other action on the part of JGW & Co. is necessary. This Agreement has been duly and validly executed and delivered by JGW & Co. and constitutes its legal, valid and binding obligation, enforceable against JGW & Co. in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

            7.10 Material Contracts. (a) Schedule 7.10 lists all Material Contracts (other than Leases) to which any of the Purchased Entities is a party. True, correct and complete copies of each such Material Contract previously have been furnished or made available to Purchaser. Each such Material Contract is in full force and effect and contains the complete understanding between the parties thereto with respect to the subject matter thereof, and with respect to such Material Contract, (i) to the knowledge of the Stockholders and the Partners, there exists no material default or claim thereof by any party to any Material Contract, (ii) none of the Purchased Entities has received any notice that any person intends to cancel, modify or terminate any Material Contract or to exercise or not to exercise any options thereunder and (iii) none of the Purchased Entities has given any notice of cancellation, modification or termination of any Material Contract or to exercise or not to exercise any options thereunder.

            (b) Each Material Contract is valid and binding, and enforceable against each party thereto in accordance with its terms, except as enforceability or the availability of particular remedies may be limited by bankruptcy, insolvency, moratorium and other similar creditors rights laws, by general equitable principles and by considerations of public policy.

            (c) None of the Purchased Entities has an outstanding power of attorney to any person, firm or corporation for any purpose whatsoever. None of the Purchased Entities is restricted by written agreement from carrying on its business anywhere in the world.

            7.11 Intellectual Property Rights. Schedule 7.11 discloses all Intellectual Property which is material to the Business or Condition of the Company. The Company, the General Partner, the JGW Partnership or the MF Partnership, as the case may be, either has all right, title and interest in or a license to use such Intellectual Property. Except as disclosed in Schedule 7.11, (i) none of the Purchased Entities is in default (nor with the giving of notice or lapse of time or both, would be in default) in any material respect under any license to use the Intellectual Property disclosed in Schedule 7.11, and (ii) to the knowledge of the Stockholders and the Partners, the Intellectual Property disclosed in Schedule 7.11 is not being infringed by any other Person. None of the Purchased Entities has received notice alleging infringement of any Intellectual Property of any other Person. There are no infringement claims pending or unresolved and, to the knowledge of the Stockholders and the Partners, it is not infringing any Intellectual Property rights of any other Person, the effect of which could reasonably be expected to materially adversely affect to the Business or Condition of the Company.

            7.12 Licenses. Schedule 7.12 contains a true, correct and complete list of all Licenses which are used in and individually or in the aggregate with other such Licenses material to the Business or Condition of the Company. Prior to the execution of this Agreement, the Stockholders and the Partners have delivered to Purchaser true and complete copies of all such Licenses. Except as disclosed in Schedule 7.12, each such License is in full force and effect.

            7.13 Insurance. Schedule 7.13 contains a true and complete list of all material insurance policies currently in effect that insure the business, operations or employees of the Purchased Entities or affect or relate to the ownership, use or operation of any of their respective Assets and Properties and that (i) have been issued to a Purchased Entity or (ii) have been issued to any Person (other than a Purchased Entity) for the benefit of a Purchased Entity. Each policy referred to in clause (i) above is valid and binding and in full force and effect, no premiums due thereunder have not been paid, none of the Purchased Entities has received any notice of cancellation or termination in respect of any such policy and none of the Purchased Entities is in default thereunder in any material respect.

            7.14 Broker-Dealer Business. The Company is duly registered as a broker-dealer under the Exchange Act, with the National Association of Securities Dealers, Inc. (the "NASD") and in each state where the character of its business requires such registration and is in substantial compliance with all state and federal laws requiring registration, licensing or qualification as a broker-dealer. Each such registration is in full force and effect. The JGW Stockholders have made available to the Purchaser a true and complete copy of the Company's Form BD and all amendments thereto as filed with all applicable regulatory authorities, its NASD restriction agreement (the "Restriction Agreement"), if any, and copies of all current reports required to be filed pursuant to the Exchange Act, and the rules and regulations promulgated thereunder, the rules and regulations of the NASD and all applicable state statutes and regulations. The information contained in the Company's current Form BD and such reports was true and complete in all material respects at the time of filing. The Company has at all times operated in substantial compliance with the Restriction Agreement. The Company has filed all amendments to its Form BD and its state registrations as required to be filed. The Company has filed all reports required to be filed by it under the Exchange Act, and the rules and regulations promulgated thereunder, the rules and regulations of the NASD and all applicable state statutes and regulations, and all such reports conform in all material respects with the requirements of the respective act or state law and the rules and regulations thereunder. Copies of all inspection reports or similar documents and correspondence relating thereto dated since January 13, 1993 have been provided to Purchaser. Schedule 7.14 contains (i) an accurate description of the broker-dealer business of the Company and (ii) a list of each state or other jurisdiction in which the Company is duly registered or licensed as a broker-dealer. The Company has operated and is currently operating its broker-dealer business in compliance in all material respects with all laws, rules, regulations and orders applicable to it, including, without limitation, the Exchange Act and the rules and regulations of the NASD.

            7.15 Disclosure. The representations or warranties of JGW & Co. contained in this Agreement, and the statements contained in the Schedules hereto or any certificate or other writing furnished to Purchaser, DVIHA and DVIMF by JGW & Co. pursuant to any provision of this Agreement (including without limitation the financial statements of the Purchased Entities), do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements herein or therein, not misleading.

                                  ARTICLE VIII

          REPRESENTATIONS AND WARRANTIES OF PURCHASER, DVIHA AND DVIMF


            Each of Purchaser, DVIHA and DVIMF, jointly and severally, represents and warrants to the Stockholders and the Partners as follows:

            8.01 Organization. Each of Purchaser, DVIHA and DVIMF is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Each of Purchaser, DVIHA and DVIMF has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Each of Purchaser, DVIHA and DVIMF is duly qualified, licensed or admitted to do business and is in good standing in all jurisdictions in which the ownership, use or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary and in which the failure to be so qualified, licensed or admitted and in good standing could reasonably be expected to have an adverse effect on the validity or enforceability of this Agreement or on the ability of Purchaser, DVIHA and DVIMF to perform its obligations hereunder.

            8.02 Authority. The execution and delivery by Purchaser, DVIHA and DVIMF of this Agreement, and the performance by Purchaser, DVIHA and DVIMF of their respective obligations hereunder, have been duly and validly authorized by their respective Board of Directors, no other corporate action being necessary. This Agreement has been duly and validly executed and delivered by Purchaser, DVIHA and DVIMF and constitutes the legal, valid and binding obligation of Purchaser, DVIHA and DVIMF, enforceable against each of them in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

            8.03 No Conflicts. The execution and delivery by Purchaser, DVIHA and DVIMF of this Agreement do not, and the performance by Purchaser, DVIHA and DVIMF of its respective obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

            (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of incorporation or by-laws of Purchaser, DVIHA or DVIMF;

            (b) conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Purchaser, DVIHA or DVIMF or any of their respective Assets and Properties; or

            (c) (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default by Purchaser, DVIHA or DVIMF under, (iii) require Purchaser, DVIHA or DVIMF to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon Purchaser, DVIHA or DVIMF or any of their respective Assets or Properties under, any Contract or License to which Purchaser, DVIHA or DVIMF is a party or by which any of their respective Assets and Properties is bound.

            8.04 Governmental Approvals and Filings. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Purchaser, DVIHA or DVIMF is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

            8.05 Legal Proceedings. There are no Actions or Proceedings pending or, to the knowledge of Purchaser, DVIHA or DVIMF, threatened against, relating to or affecting Purchaser, DVIHA or DVIMF or any of their respective Assets and Properties which could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement.

            8.06 Purchase for Investment. The Partner Interests will be acquired by Purchaser for its own account for the purpose of investment, it being understood that the right to dispose of such Partner Interests shall be entirely within the discretion of Purchaser. Purchaser will refrain from transferring or otherwise disposing of any of the Partner Interests, or any interest therein, in such manner as to cause the Partners to be in violation of the registration requirements of the Securities Act or applicable state securities or blue sky laws.

            8.07 DVI Stock. The issuance of the DVI Stock has been authorized by DVI, and when issued to the Stockholders and the Partners as contemplated in this Agreement the DVI Stock will be duly authorized, validly issued, fully paid and non-assessable.

            8.08 Capital Stock. The authorized capital stock of DVI consists of
(i) 25,000,000 shares of common stock, $.005 par value per share and (ii) 100,000 shares of preferred stock, $10.00 per share. As of the date hereof, DVI has issued and outstanding 10,868,748 shares of common stock and no shares of preferred stock.

            8.09 SEC Reports. The annual report of DVI on Form 10-K for the fiscal year ended June 30, 1997 (as amended, the "1997 Form 10-K") and the quarterly report of DVI on Form 10-Q for the quarterly period ended September 30, 1997 (the "DVI Form 10-Q") as each of them was filed with the Securities and Exchange Commission each complied in all material respects with the requirements for a report on Form 10-K or Form 10-Q, as the case may be, and did not contain an untrue statement of a material fact or omit to state a material fact which was necessary to make the statements which were made not misleading. Except as described in the 1997 Form 10-K or the DVI Form 10-Q there has not been any adverse event, occurrence or circumstance since September 30, 1997 that would be material and required to be disclosed in a Form 10-K for a year ended on the date of this Agreement or the Closing Date, as applicable, or any Form 8-K filed with the Securities and Exchange Commission under the Securities Act.

            8.10 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Purchaser, DVIHA and DVIMF directly with JGW & Co., the Stockholders and the Partners without the intervention of any Person on behalf of Purchaser, DVIHA or DVIMF in such manner as to give rise to any valid claim by any Person against the Stockholders, the Partners or any Purchased Entity for a finder's fee, brokerage commission or similar payment.


                                   ARTICLE IX

                 COVENANTS OF THE STOCKHOLDERS AND THE PARTNERS

            The Stockholders and the Partners covenant and agree with Purchaser, DVIHA and DVIMF that, at all times from and after the date hereof until the Closing and, with respect to any covenant or agreement by its terms to be performed in whole or in part after the Closing, for the period specified herein or, if no period is specified herein, indefinitely, the Stockholders and the Partners, as the case may be, will comply with all covenants and provisions of this Article IX, except to the extent Purchaser may otherwise consent in writing.

            9.01 Regulatory and Other Approvals. Prior to the Closing Date, the Stockholders and the Partners will and will cause each of the Purchased Entities to (a) take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental or Regulatory Authorities or any other Person required of the Stockholders or the Partners or any of the Purchased Entities to consummate the transactions contemplated hereby, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as Purchaser, DVIHA and DVIMF or such Governmental or Regulatory Authorities or other Persons may reasonably request in order to consummate the transactions contemplated hereby and (c) cooperate with Purchaser, DVIHA and DVIMF as promptly as practicable in obtaining all consents, approvals or actions of, making all filings with and giving all notices to Governmental or Regulatory Authorities or other Persons required of Purchaser, DVIHA and DVIMF to consummate the transactions contemplated hereby. The Stockholders and the Partners will and will cause each of the Purchased Entities to provide prompt notification to Purchaser when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Purchaser of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement.

            9.02 Investigation by Purchaser. The Stockholders and the Partners will and will cause each of the Purchased Entities to, (a) provide Purchaser, DVIHA and DVIMF and their respective officers, directors, employees, agents, counsel, accountants, financial advisors, consultants and other representatives (together "Representatives") with reasonable access, upon reasonable prior notice and during normal business hours, to all officers, employees, agents and accountants of each of the Purchased Entities and their respective Assets and Properties and Books and Records, and (b) furnish Purchaser, DVIHA and DVIMF and such other Persons with all such information and data (including without limitation copies of Contracts, and other Books and Records) concerning the business and operations of the Purchased Entities as Purchaser, DVIHA and DVIMF or any of such other Persons reasonably may request in connection with such investigation.

            9.03 No Solicitations. Neither the Stockholders nor the Partners will take, nor will the Stockholders or the Partners permit any of the Purchased Entities or any Affiliate of the Stockholders or Partners (or authorize or permit any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of the Stockholders, the Partners, the Purchased Entities or any such Affiliate) to take, directly or indirectly, any action to initiate, assist, solicit, receive, negotiate, encourage or accept any offer or inquiry from any Person (a) to engage in any Business Combination with any Purchased Entity, (b) to reach any agreement or understanding (whether or not such agreement or understanding is absolute, revocable, contingent or conditional) for, or otherwise attempt to consummate, any Business Combination with any Purchased Entity or (c) to furnish or cause to be furnished any information with respect to a Purchased Entity to any Person (other than as contemplated by Section 9.02) who the Stockholders, the Partners, any Purchased Entity or such Affiliate (or any such Person acting for or on their behalf) knows or has reason to believe is in the process of considering any Business Combination with any Purchased Entity. If the Stockholders or the Partners, or any such Affiliate (or any such Person acting for or on their behalf) receives from any Person (other than Purchaser or any other Person referred to in Section 9.02) any offer, inquiry or informational request referred to above, the Stockholders or the Partners will promptly advise such Person, by written notice, of the terms of this Section 9.03 and will promptly, orally and in writing, advise Purchaser of such offer, inquiry or request and deliver a copy of such notice to Purchaser.

            9.04 Conduct of Business. Prior to the Closing Date, the Company and the General Partner will and the Stockholders and the Partners will cause each of the Purchased Entities to conduct business only in the ordinary course consistent with past practice except to the extent affected by this Agreement. Without limiting the generality of the foregoing, the Stockholders and the Partners will cause each of the Purchased Entities to:

            (a) use commercially reasonable efforts to (i) preserve intact the present business organization and reputation of each Purchased Entity, (ii) keep available (subject to dismissals and retirements in the ordinary course of business consistent with past practice) the services of the present officers, employees and consultants of each Purchased Entity, (iii) maintain the Assets and Properties of each Purchased Entity in good working order and condition, ordinary wear and tear excepted, (iv) maintain the good will of customers, suppliers, lenders and other Persons to whom such Purchased Entity sells goods or provides services or with whom such Purchased Entity otherwise has significant business relationships and (v) continue all current sales, marketing and promotional activities relating to the business and operations of each Purchased Entity;

            (b) except to the extent required by applicable Law, (i) cause the Books and Records to be maintained in the usual, regular and ordinary manner and
(ii) not permit any material change in (A) any pricing, investment, accounting, financial reporting, inventory, credit, allowance or Tax practice or policy of any Purchased Entity, (B) any method of calculating any bad debt, contingency or other reserve of any Purchased Entity for accounting, financial reporting or Tax purposes or (C) the fiscal year of any Purchased Entity;

            (c) use commercially reasonable efforts (i) to maintain in full force and effect until the Closing substantially the same levels of coverage as the insurance afforded under the Contracts listed in Schedule 7.13, and (ii) cause any and all benefits under such Contracts paid or payable (whether before or after the date of this Agreement) with respect to the business, operations, employees or Assets and Properties of such Purchased Entity to be paid to such Purchased Entity; and

            (d) comply, in all material respects, with all Laws and Orders applicable to the business and operations of each Purchased Entities, and promptly following receipt thereof to give Purchaser copies of any notice received from any Governmental or Regulatory Authority or other Person alleging any violation of any such Law or Order.

            9.05 Employee Matters. Prior to the Closing Date, except as may be required by Law, the Company, the General Partner, the Stockholders and the Partners will and the Stockholders and the Partners will cause each Purchased Entity to refrain, from directly or indirectly:

            (a) making any increase in the salary, wages or other compensation of any officer, employee or consultant of such Purchased Entity whose annual salary is or, after giving effect to such change, would be $50,000 or more;

            (b) establishing or modifying any (i) targets, goals, pools or similar provisions in respect of any fiscal year under any employment Contract or other employee compensation arrangement or (ii) salary ranges, increase guidelines or similar provisions in respect of any employment Contract or other employee compensation arrangement; or

            (c) entering into, amending, modifying or terminating (partially or completely), any Contract that is, or had it been in existence on the date of this Agreement would have been required to be, disclosed in Schedule 7.10.

            9.06 Certain Restrictions. Prior to the Closing Date, the Company and the General Partner will, and the Stockholders and the Partners will cause each Purchased Entity to, refrain from:

            (a) amending its certificates of incorporation or by-laws or certificate of limited partnership or partnership agreement (as applicable) or taking any action with respect to any such amendment or any reorganization, liquidation or dissolution of any such corporation or partnership;

            (b) authorizing, issuing, selling or otherwise disposing of any shares of capital stock of or any Option with respect to the Company or the General Partner, or modifying or amending any right of any holder of outstanding shares of capital stock of or Option with respect to the Company or the General Partner;

            (c) authorizing, issuing, selling or otherwise disposing of any limited or general partner interest of or any option with respect to the JGW Partnership or the MF Partnership or modifying or amending any right of any limited or general partner of or Option with respect to the JGW Partnership or the MF Partnership;

            (d) declaring, setting aside or paying any dividend or other distribution in respect of the capital stock of the Company or the General Partner, or directly or indirectly redeeming, purchasing or otherwise acquiring any capital stock of or any Option with respect to the Company or the General Partner;

            (e) acquiring or disposing of, or incurring any Lien (other than a Permitted Lien) on, any Assets and Properties, other than in the ordinary course of business consistent with past practice;

            (f) (i) entering into, amending, modifying, terminating (partially or completely), granting any waiver under or giving any consent with respect to
(A) any Contract that would, if in existence on the date of this Agreement, be required to be disclosed in Schedule 7.10, or (B) any material License or (ii) granting any irrevocable powers of attorney;

            (g) violating, breaching or defaulting under in any material respect, or taking or failing to take any action that (with or without notice or lapse of time or both) would constitute a material violation or breach of, or default under, any term or provision of any License or any Material Contract is a party or by;

            (h) (i) incurring Indebtedness in an aggregate principal amount exceeding $25,000 (net of any amounts of Indebtedness discharged during such period), or (ii) voluntarily purchasing, cancelling, prepaying or otherwise providing for a complete or partial discharge in advance of a scheduled payment date with respect to, or waiving any right of any Purchased Entity under, any Indebtedness of or owing to any Purchased Entity;

            (i) engaging with any Person in any Business Combination;

            (j) making capital expenditures or commitments for additions to property, plant or equipment constituting capital assets in an aggregate amount exceeding $10,000;

            (k) making any change in the lines of business in which they participate or are engaged;

            (l) writing off or writing down any of their Assets and Properties outside the ordinary course of business consistent with past practice; or

            (m) entering into any agreement to do or engage in any of the foregoing.

            9.07 Affiliate Transactions. Except as set forth in Schedule 9.07, immediately prior to the Closing, all Indebtedness and other amounts owing under Contracts between the Stockholders, the Partners, any Affiliate or Associate of the Stockholders or the Partners or any Associate of any such Affiliate (other than any of the Purchased Entities), on the one hand, and any of the Purchased Entities on the other, will be paid in full, and the Stockholders or the Partners, as the case may be, will terminate and will cause any such Affiliate or Associate to terminate each Contract with any of the Purchased Entities. Prior to the Closing, none of the Purchased Entities will enter into any Contract with the Stockholders or the Partners or any such Affiliate or Associate or amend or modify any existing Contract with the Stockholders or the Partners or any such Affiliate or Associate, and will not engage in any transaction outside the ordinary course of business consistent with past practice or not on an arm's-length basis, with the Stockholders or the Partners or any such Affiliate or Associate.

            9.08 Books and Records. On the Closing Date, the Stockholders will cause each of the Purchased Entities to, deliver or make available to Purchaser at the offices of the Company all of the Books and Records, and if at any time after the Closing the Stockholders or the Partners, as the case may be, discover in their possession or under their control any other Books and Records, they will forthwith deliver such Books and Records to Purchaser.

            9.09 Noncompetition. (a) Covenants Against Competition. Each Stockholder and Partner hereby acknowledges that (i) such Stockholder or Partner, as the case may be, is one of a limited number of Persons who have developed the Business; (ii) the Business is, in part, national in scope; (iii) such Stockholder's or Partner's ownership of shares of Stock or Partner Interests, as the case may be, has brought such Stockholder or Partner in close contact with certain confidential affairs of the Company, the General Partner, the JGW Partnership and the MF Partnership not readily available to the public; and (iv) Purchaser would not purchase the Stock or the Partner Interests but for the agreements and covenants of each Stockholder contained in this Section 9.09. Accordingly, each Stockholder and Partner covenants and agrees that:

                (i) Each Stockholder and Partner (other than John L. Godfrey
      III) and their respective Affiliates shall not in the United States of America, directly or indirectly, for a period commencing on the Closing Date and terminating on the date three (3) years following the Closing Date (the "Restricted Period"); (A) engage in the Business for such Stockholder's or Partner's own account; (B) render any services (other than ancillary services which are not related to conduct of the Business, such as accounting, data processing and other similar unrelated activities as an independent third party service provider and not as an employee) to any Person (other than Purchaser or its Affiliates) engaged in the Business; or (C) become interested in any such Person (other than Purchaser or its Affiliates) as a partner, shareholder, principal, agent, consultant or in any other relationship or capacity provided, however, that notwithstanding the above each Stockholder and Partner may own, directly or indirectly, solely as an investment, securities of any Person which are traded on any national securities exchange or NASDAQ if such Stockholder or Partner (x) is not a controlling Person, or a member of a group which controls such Person and (y) does not, directly or indirectly, own in the aggregate 4.99% or more of any class of securities of such Person.

               (ii) During and after the Restricted Period, each Stockholder and Partner and their respective Affiliates shall keep secret and retain in strictest confidence, and shall not use for the benefit of itself or others except in connection with the business and affairs of Purchaser and its Affiliates, all specifications, drawings, sketches, models, samples, reports, plans, forecasts, current or historical data, computer programs or documentation, customers, clients, suppliers, sources of supply and customer lists and all other technical, financial and business data, trade secrets, know how and proprietary information with respect to the Business or the Assets and Properties of any Purchased Entity ("Confidential Seller Information") and shall not disclose such Confidential Seller Information to anyone outside of Purchaser and its Affiliates except with Purchaser's express written consent and except for Confidential Seller Information which (A) is at the time of receipt or thereafter becomes publicly known through no wrongful act of the Stockholders or the Partners, (B) is received from a third party not under an obligation to keep such information confidential and without breach of this Agreement, or (C) is required to be disclosed by any Law or Order.

              (iii) During the Restricted Period, each Stockholder and Partner and their respective Affiliates shall not, directly or indirectly, knowingly solicit or encourage to leave the employment of Purchaser or any of its Affiliates, any employee of Purchaser or any of its Affiliates or hire any employee who has left the employment of Purchaser or any of its Affiliates after the date of this Agreement within two (2) years of the termination of such employee's employment with Purchaser or any of its Affiliates.

            (b) Rights and Remedies Upon Breach. If any Stockholder or Partner or any of their respective Affiliates breaches, or threatens to commit a breach of, any of the provisions of this Section 9.09 (the "Restrictive Covenants"), Purchaser shall have the following rights and remedies (upon compliance with any necessary prerequisites imposed by law upon the availability of such remedies), each of which rights and remedies shall be independent of the other and severally enforceable and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to Purchaser and its Affiliates under law or in equity: the right and remedy to have the Restrictive Covenants specifically enforced (without posting any bond) by any court having equity jurisdiction, including, without limitation, the right to an entry against the Stockholder or Partner or its Affiliates of restraining orders and injunctions (preliminary, mandatory, temporary and permanent) against violations, threatened or actual, and whether or not then continuing, of such covenants, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to Purchaser and its Affiliates and that money damages will not provide adequate remedy to Purchaser and its Affiliates.

            (c) Severability of Covenants. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

            (d) Blue-Pencilling. If any court determines that any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration of such provision or the area covered thereby, such court shall have the power to reduce the duration or area of such provisions and, in its reduced form, such provision shall then be enforceable and shall be enforced.

            (e) Enforceability in Jurisdictions. Purchaser and each Stockholder and Partner intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of the Restrictive Covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of Purchaser and each Stockholder and Partner that such determination not bar or in any way affect Purchaser's right to the relief provided above in the courts of any other jurisdiction within the geographical scope of the Restrictive Covenants, as to breaches of such Restrictive Covenants in such other respective jurisdictions, such Restrictive Covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants, subject, where appropriate, to the doctrine of res judicata.

            9.10 Notice and Cure. Each Stockholder and Partner, as the case may be, will notify Purchaser promptly in writing of, and contemporaneously will provide Purchaser with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance occurring after the date of this Agreement that causes or will cause any covenant or agreement of such Stockholder or Partner under this Agreement to be breached or that renders or will render untrue any representation or warranty of such Stockholder or Partner contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. Each Stockholder or Partner, as the case may be, also will notify Purchaser promptly in writing of, and will use all commercially reasonable efforts to cure, before the Closing, any violation or breach of any representation, warranty, covenant or agreement made by such Stockholder or Partner in this Agreement, whether occurring or arising before, on or after the date of this Agreement. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit Purchaser's right to seek indemnity under Article XIV.

            9.11 Fulfillment of Conditions. The Stockholders and the Partners will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to the obligations of Purchaser, DVIHA and DVIMF contained in this

Agreement and will not, and the Stockholders and the Partners will not permit any Purchased Entity to, take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

            9.12 Relocation of Facilities. Within 30 days following the Closing Date the Stockholders and the Partners will cooperate with Purchaser, DVIHA and DVIMF to cause the operations of the Purchased Entities located in Philadelphia, Pennsylvania to be re-located to Purchaser's facilities in Doylestown, Pennsylvania but in no event shall the Stockholders or the Partners be required to expend any funds or incur any Liabilities in connection therewith.

            9.13 Allocation of Profits and Losses. (a) The Stockholders and the Partners shall ensure that throughout the period (the "Interim Period") from November 1, 1997 through and including the Closing Date all monies received by or remitted to any of the Purchased Entities, from any source whatsoever, from the operation of the Business shall be for the benefit of and shall be promptly paid over to Purchaser.

            (b) During the Interim Period, the Stockholders and the Partners shall conduct the Business at an expense level consistent with past practice and not in violation of any of the covenants and agreements contained in this Agreement. During such Interim Period, all costs and expenses incurred by the Purchased Entities in the conduct of the Business consistent with past practice shall be the responsibility of and shall be promptly paid by Purchaser, provided, however, that any expense in excess of $15,000 shall be submitted to Purchaser for its approval which shall not be unreasonably withheld.

            (c) If this Agreement is terminated prior to the Closing Date, then within five (5) Business Days following such termination, (i) Purchaser shall remit to the Purchased Entities all monies received by Purchaser from the conduct of the Business during the Interim Period and (ii) the Stockholders and the Partners shall cause the Purchased Entities to reimburse Purchaser for all costs and expenses incurred by Purchaser from the conduct of the Business during the Interim Period.

            9.14 Use of JGW Name. For a period of 15 months following the Closing Date, Purchaser and any of its Affiliates will be permitted to use the name "J.G. Wentworth" in the conduct of the Business as follows: "formerly known as J.G. Wentworth Merchant Banking." In connection therewith, JGW & Co., the Stockholders and the Partners hereby grant to Purchaser and its Affiliates a non-exclusive, fully-paid license to use the name "J.G. Wentworth" in such manner in the conduct of the Business for such 15-month period.

            9.15 Licenses. The Stockholders and the Partners shall do or cause to be done all things reasonably requested by Purchaser to assist Purchaser in the transfer or reissuance in the name of Purchaser, DVIHA or DVIMF, as the case may be, each License listed on Schedule 7.12, provided that the Stockholders and the Partners will in no event be required to expend any funds or incur any Liabilities in connection therewith.


                                    ARTICLE X

                     COVENANTS OF PURCHASER, DVIHA AND DVIMF

            Purchaser, DVIHA and DVIMF covenant and agree with each of JGW & Co., the Stockholders and the Partners that, at all times from and after the date hereof until the Closing and, with respect to any covenant or agreement by its terms to be performed in whole or in part after the Closing, for the period specified herein or, if no period is specified herein, indefinitely, Purchaser, DVIHA and DVIMF will comply with all covenants and provisions of this Article X, except to the extent a majority of the Stockholders and the Partners may otherwise consent in writing.

            10.01 Regulatory and Other Approvals. Purchaser will (a) take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental or Regulatory Authorities or any other Person required of Purchaser, DVIHA and DVIMF to consummate the transactions contemplated hereby, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as JGW & Co., the Stockholders or the Partners or such Governmental or Regulatory Authorities or other Persons may reasonably request and (c) cooperate with JGW & Co., the Stockholders and the Partners as promptly as practicable in obtaining all consents, approvals or actions of, making all filings with and giving all notices to Governmental or Regulatory Authorities or other Persons required of JGW & Co., the Stockholders or the Partners to consummate the transactions contemplated hereby. Purchaser will provide prompt notification to the Stockholders and the Partners when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise the Stockholders and the Partners of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement.

            10.02 Notice and Cure. Purchaser will notify the Stockholders and the Partners promptly in writing of, and contemporaneously will provide the Stockholders and the Partners with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance occurring after the date of this Agreement that causes or will cause any covenant or agreement of Purchaser, DVIHA or DVIMF under this Agreement to be breached or that renders or will render untrue any representation or warranty of DVIHA, DVIMF or Purchaser contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. Purchaser also will notify the Stockholders and the Partners promptly in writing of, and will use all commercially reasonable efforts to cure, before the Closing, any violation or breach of any representation, warranty, covenant or agreement made by Purchaser, DVIHA or DVIMF in this Agreement, whether occurring or arising before, on or after the date of this Agreement. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit the Stockholders' or the Partners' right to seek indemnity under Article XIV.

            10.03 Fulfillment of Conditions. Purchaser will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to the obligations of the Stockholders and the Partners contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

            10.04 Certain Payments. Purchaser will assume the Purchased Entities' obligations to Gary Veloric and James Delaney in the aggregate amount of $361,422.90 and shall pay such amounts on the Closing Date.

            10.05 Non-Solicitation. Purchaser shall cause DVI not to, and none of Purchaser, DVIHA or DVIMF or any Affiliate thereof shall, directly or indirectly, during the Restricted Period, knowingly solicit or encourage to leave the employment of JGW & Co., or any of its Affiliates, any employee or JGW & Co. or any of its Affiliates or hire any employee who has left the employment of JGW & Co. or any of its Affiliates after the date of this Agreement within two (2) years of the termination of such employee's employment with JGW & Co. or any of its Affiliates.

            10.06 Compliance with Section 9.13. Purchaser, DVIHA and DVIMF shall comply in all respects with the provisions of Section 9.13 hereof.


                                   ARTICLE XI

             CONDITIONS TO OBLIGATIONS OF PURCHASER, DVIHA AND DVIMF

            The obligations of Purchaser, DVIHA and DVIMF hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Purchaser in its sole discretion):

            11.01 Representations and Warranties. Each of the representations and warranties made by JGW & Co., the Stockholders and the Partners in this Agreement (other than those made as of a specified date earlier than the Closing
Date) shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date shall have been true and correct in all material respects on and as of such earlier date.

            11.02 Performance. Each of JGW & Co., the Stockholders and the Partners shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by JGW & Co. or such Stockholder or Partner at or before the Closing.

            11.03 Officers' Certificates. [Intentionally Omitted].

            11.04 Orders and Laws. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or which could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement to Purchaser, and there shall not be pending on the Closing Date any Action or Proceeding or any other action in, before or by any Governmental or Regulatory Authority which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to Purchaser, DVIHA and DVIMF, JGW & Co., the Stockholders, the Partners, any Purchased Entity or the transactions contemplated by this Agreement of any such Law.

            11.05 Third Party Consents. The consents (or in lieu thereof waivers) listed in Schedule 7.05 hereto, and all other consents (or in lieu thereof waivers) to the performance by JGW & Co., the Stockholders and the Partners of their obligations under this Agreement or to the consummation of the transactions contemplated hereby as are required under any Contract to which Purchaser, DVIHA, DVIMF, a Purchased Entity, a Stockholder or a Partner is a party or by which any of their respective Assets and Properties are bound and where the failure to obtain any such consent (or in lieu thereof waiver) could reasonably be expected, individually or in the aggregate with other such failures, to materially adversely affect Purchaser, DVIHA, DVIMF or the Business or Condition of the Company or otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement to Purchaser (a) shall have been obtained, (b) shall be in form and substance reasonably satisfactory to Purchaser, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect.

            11.06 Opinion of Counsel. Purchaser, DVIHA and DVIMF shall have received the opinion of Wolf, Block, Schorr and Solis-Cohen LLP, counsel to JGW & Co., the Purchased Entities, the Stockholders and the Partners, dated the Closing Date, in form and substance reasonably satisfactory to Purchaser.

            11.07 Certificates. JGW & Co., the Stockholders and the Partners shall have delivered to Purchaser (a) copies of the articles of incorporation, including all amendments thereto, of JGW & Co., the Company and the General Partner, certified by the Secretary of State of the jurisdiction of organization, (b) copies of the certificates of limited partnership, including all amendments thereto, of the JGW Partnership and the MF Partnership, certified by the Secretary of State of the jurisdiction of organization, (c) certificates from the Secretary of State or other appropriate official of the jurisdiction of incorporation to the effect that each Purchased Entity is subsisting in such jurisdiction and (d) a certificate from the Secretary of State or other appropriate official in each jurisdiction in which each Purchased Entity is qualified or admitted to do business to the effect that each Purchased Entity is duly qualified or admitted in such jurisdiction.

            11.08 Proceedings. All proceedings to be taken on the part of JGW & Co., the Stockholders, the Partners and the Purchased Entities in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchaser, and Purchaser shall have received copies of all such documents and other evidences as Purchaser may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.


                                   ARTICLE XII

                        CONDITIONS TO OBLIGATIONS OF THE
                          STOCKHOLDERS AND THE PARTNERS

            The obligations of the Stockholders and the Partners hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by a majority of the Stockholders and the Partners in their sole discretion):

            12.01 Representations and Warranties. Each of the representations and warranties made by Purchaser, DVIHA and DVIMF in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date.

            12.02 Performance. Purchaser, DVIHA and DVIMF shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Purchaser, DVIHA and DVIMF at or before the Closing.

            12.03 Officers' Certificates. [Intentionally Omitted].

            12.04 Orders and Laws. There shall not be in effect on the Closing Date any Order or Law that became effective after the date of this Agreement restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or which could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement to the Stockholder and the Partners, and there shall not be pending on the Closing Date any Action or Proceeding or any other action in, before or by any Governmental or Regulatory Authority which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to Purchaser, DVIHA, DVIMF, JGW & Co., the Stockholders, the Partners, any Purchased Entity or the transactions contemplated by this Agreement of any such Law.

            12.05 Third Party Consents. All consents (or in lieu thereof waivers) to the performance by Purchaser, DVIHA and DVIMF of their obligations hereunder and to the consummation of the transactions contemplated hereby (a) shall have been obtained, (b) shall be in full form and substance reasonably satisfactory to the Stockholders and the Partners, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect.

            12.06 Registration Rights Agreement. DVI, the Stockholders and the Partners shall have entered into a registration rights agreement provided by DVI and in form and substance reasonably satisfactory to the Stockholders and the Partners.

            12.07 Good Standing Certificates. Purchaser shall have delivered to the Stockholders and the Partners (a) copies of the certificates of incorporation, including all amendments thereto, of DVI, Purchaser, DVIHA and DVIMF, certified by the Secretary of State of the State of Delaware and (b) certificates from the Secretary of State of the State of Delaware to the effect that each of DVI, Purchaser, DVIHA and DVIMF is in good standing in such jurisdiction.

            12.08 Opinion of Counsel. The Purchased Entities, the Stockholders and the Partners shall have received the opinion of Rogers & Wells, counsel to Purchaser, DVIMF and DVIHA, dated the Closing Date, in form and substance reasonably satisfactory to Purchaser.

                                  ARTICLE XIII

                    SURVIVAL OF REPRESENTATIONS, WARRANTIES,
                            COVENANTS AND AGREEMENTS

            13.01 Survival of Representations, Warranties, Covenants and Agreements. Notwithstanding any right of Purchaser (whether or not exercised) to investigate the affairs of the Purchased Entities or any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other party contained in this Agreement, JGW & Co., the Stockholders, the Partners, DVIHA and DVIMF and Purchaser have the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement. The representations, warranties, covenants and agreements of JGW & Co., the Stockholders, the Partners, DVIHA and DVIMF and Purchaser contained in this Agreement will survive the Closing (a) until four
(4) years following the Closing Date with respect to the representations and warranties contained in Sections 5.01, 5.02, 5.03, 5.11, 6.01, 6.03, 6.06, 7.09,
8.01, 8.02 and 8.10, (b) until sixty (60) calendar days after the expiration of all applicable statutes of limitation (including all periods of extension, whether automatic or permissive) with respect to matters covered by Section 5.06 and Section 7.03, (c) until twelve (12) months following the Closing Date in the case of all other representations and warranties and any covenant or agreement to be performed in whole or in part on or prior to the Closing or (d) with respect to each other covenant or agreement contained in this Agreement, for a period of twelve (12) months following the last date on which such covenant or agreement is to be performed or, if no such date is specified, indefinitely, except that any representation, warranty, covenant or agreement that would otherwise terminate in accordance with clause (a), (b) or (c) above will continue to survive if a Claim Notice or Indemnity Notice (as applicable) shall have been timely given under Article XIV on or prior to such termination date, until the related claim for indemnification has been satisfied or otherwise resolved as provided in Article XIV.

                                   ARTICLE XIV

                                 INDEMNIFICATION

            14.01 Indemnification. (a) Each Stockholder and Partner, severally to the extent of their respective Indemnification Percentage, shall indemnify Purchaser, DVIHA and DVIMF and their respective officers, directors, employees, agents and Affiliates in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to
(i) any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of such Stockholder or Partner contained in this Agreement and (ii) any Liability for Indebtedness for borrowed money or trade payables to the extent attributable to or based upon the operations or activities of any of the Purchased Entities prior to Closing.

            (b) JGW & Co. shall indemnify Purchaser, DVIHA and DVIMF and their respective officers, directors, employees, agents and Affiliates in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to (i) any misrepresentation or breach of warranty on the part of JGW & Co. contained in this Agreement and (ii) any Liability for Indebtedness for borrowed money or trade payables to the extent attributable to or based upon the operations or activities of any of the Purchased Entities prior to Closing.

            (c) Purchaser agrees to indemnify JGW & Co., each Stockholder and Partner and each of their respective officers, directors, employees, agents and Affiliates, if any, in respect of, and hold JGW & Co., each Stockholder and Partner harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Purchaser, DVIHA or DVIMF, contained in this Agreement.

            (d) No amounts of indemnity shall be payable as a result of any claim arising under Section 14.01(a) or 14.01(b) in respect of a misrepresentation or breach of warranty by a Partner, a Stockholder or JGW & Co. unless and until the Indemnified Parties thereunder have suffered, incurred, sustained or become subject to Losses referred to in such Sections in excess of $25,000 in the aggregate, in which event the Indemnified Party shall be entitled to seek indemnity for the full amount of such Losses, provided that this paragraph (d) shall not apply to a misrepresentation or breach of warranty by
(i) a Partner or a Stockholder contained in Section 5.01, 5.02, 5.03, 5.12, 6.01, 6.03, 6.06 or (ii) JGW & Co. contained in Section 7.09. For the purposes of this Section 14.01, in computing such individual or aggregate amounts of Losses, the amount of each Loss shall be deemed to be an amount net of any insurance proceeds and any indemnity, contribution or other similar payment payable by any third party with respect thereto.

            (e) Notwithstanding the foregoing, in no event shall (i) the Stockholders or the Partners be liable to make aggregate indemnification payments hereunder in excess of their respective Pro Rata Share, provided that such Pro Rata Share shall be reduced by the Stockholder's or Partner's applicable Indemnification Percentage of the amount of all indemnification payments received by Purchaser from JGW & Co., or (ii) JGW & Co. be liable to make indemnification payments hereunder in excess of $2,161,423 less the amount of all indemnification payments received by Purchaser from the Partners and the Stockholders; provided that the following items shall not be included in computing such cap: (i) fees and expenses of attorney's and accountant's retained by JGW & Co., the Partners and the Stockholders in connection with any disputed claim for indemnification and (ii) any additional out-of-pocket costs incurred by JGW & Co., the Stockholders or the Partners in connection with the matters referred to in the preceding clauses (i). Notwithstanding the foregoing, the limitations set forth in this Section 14.01(e) shall not apply with respect to any indemnification claim made by Purchaser, DVIHA or DVIMF pursuant to
Section 14.01(a) or 14.01(b) with respect to (i) a misrepresentation or breach of warranty by a Stockholder or a Partner contained in Section 6.03 with respect to its title or ownership of Stock or Partner Interests, as the case may be;
(ii) any Liability of Purchaser, DVIHA or DVIMF for Indebtedness for money borrowed or trade payables to the extent attributable to or based upon the operation or activities of the Purchased Entities prior to the Closing Date and not otherwise reflected on the October 31, 1997 balance sheet of the Purchased Entities previously delivered to Purchaser, a copy of which is attached hereto as Schedule F; or (iii) any actual or intentional fraudulent act or omission of JGW & Co., a Stockholder or a Partner made in connection with the transactions contemplated by this Agreement. It being understood that each Stockholder and Partner will only be liable for its own actual or intentional fraudulent acts or omissions and not for any other Partner's or Stockholder's act or omission.

            14.02 Method of Asserting Claims. All claims for indemnification by any Indemnified Party under Section 14.01 will be asserted and resolved as follows:

            (a) In the event any claim or demand in respect of which an Indemnifying Party might seek indemnity under Section 14.01 is asserted against or sought to be collected from such Indemnified Party by a Person other than the Stockholders, the Partners, Purchaser or any Affiliate of the Stockholders, the Partners or Purchaser (a "Third Party Claim"), the Indemnified Party shall deliver a Claim Notice with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party will not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been materially prejudiced by such failure of the Indemnified Party. The Indemnifying Party will notify the Indemnified Party as soon as practicable within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party under Section 14.01 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

                (i) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 14.02(a), then the Indemnifying Party will have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings will be actively and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed, in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party will not be indemnified in full pursuant to Section 14.01). The Indemnifying Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this clause (i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this clause (i), and except as provided in the preceding sentence, the Indemnified Party will bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under Section 14.01 with respect to such Third Party Claim.

               (ii) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 14.02(a), or if the Indemnifying Party gives such notice but fails to prosecute actively and diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this clause (ii), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause (iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this clause (ii) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party will reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this clause (ii), and the Indemnifying Party will bear its own costs and expenses with respect to such participation.

              (iii) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability to the Indemnified Party with respect to the Third Party Claim under Section 14.01, the Loss in the amount specified in the Claim Notice will be conclusively deemed a liability of the Indemnifying Party under Section 10.01 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party within 30 days of demand. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by arbitration in accordance with paragraph (d) of this Section 14.02.

            (b) In the event any Indemnified Party should have a claim under
Section 14.01 against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been materially prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice, the Loss in the amount specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 10.01 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party within 30 days of demand. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by arbitration in accordance with paragraph (d) of this Section 14.02.

            (c) In the event of any Loss resulting from a misrepresentation, breach of warranty or nonfulfillment or failure to be performed of any covenant or agreement contained in this Agreement as to which an Indemnified Party would be entitled to claim indemnity under Section 14.01 but for the provisions of paragraph (d) thereof, such Indemnified Party may nevertheless deliver a written notice to the Indemnifying Party containing the information that would be required in a Claim Notice or an Indemnity Notice, as applicable, with respect to such Loss. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described therein the Loss specified in the notice will be conclusively deemed to have been incurred by the Indemnified Party for purposes of making the determination set forth in paragraph (d) of Section
14.01. If the Indemnifying Party has timely disputed the claim described in such Claim Notice or Indemnity Notice, as the case may be, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by arbitration in accordance with paragraph (d) of this Section 14.02.

            (d) Any dispute submitted to arbitration pursuant to this Section
14.02 shall be finally and conclusively determined by the decision of a board of arbitration consisting of three (3) members (hereinafter sometimes called the "Board of Arbitration") selected as hereinafter provided. Each of the Indemnified Party and the Indemnifying Party shall select one (1) member (who must be an independent commercial attorney experienced in the matters in dispute) and the third member (who must be an independent commercial attorney experienced in the matters in dispute) shall be selected by mutual agreement of the other members, or if the other members fail to reach agreement on a third member within twenty (20) days after their selection, such third member (who must ben an independent commercial attorney experienced in the matters in dispute) shall thereafter be selected by the American Arbitration Association upon application made to it for such purpose by the Indemnified Party. The Board of Arbitration shall meet in New York, New York or such other place as a majority of the members of the Board of Arbitration determines more appropriate, and shall reach and render a decision in writing (concurred in by a majority of the members of the Board of Arbitration) with respect to the amount, if any, which the Indemnifying Party is required to pay to the Indemnified Party in respect of a claim filed by the Indemnified Party. In connection with rendering its decisions, the Board of Arbitration shall adopt and follow such rules and procedures reasonably proposed by the Indemnifying Party and approved by a majority of the members of the Board of Arbitration. To the extent practical, decisions of the Board of Arbitration shall be rendered no more than thirty (30) calendar days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to the Indemnified Party and the Indemnifying Party. Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty (30) calendar day period) shall be final, binding and conclusive on the Indemnified Party and the Indemnifying Party and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. The Board of Arbitration shall not be entitled to render punitive damages with respect to any such dispute. The prevailing party in any arbitration shall be entitled to be reimbursed by the other party for the prevailing party's costs and expenses incurred in connection with that arbitration and the underlying dispute, including reasonable attorneys' fees and expenses, and to interest on any amount of money determined by the Board of Arbitration to be due, at a rate of 9% per annum, from the date or dates the Board of Arbitration determines payment should have been made. The expenses and fees of the Board of Arbitration shall be paid by the losing party.


                                   ARTICLE XV

                                   TERMINATION

            15.01 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned:

            (a) at any time before the Closing, by mutual written agreement of the Stockholders, the Partners and Purchaser;

            (b) at any time before the Closing, by the Stockholders and the Partners or by Purchaser, in the event (i) of a material breach hereof by the non-terminating party if such non-terminating party fails to cure such breach as soon as commercially reasonable and, in any event, at least five (5) Business Days prior to the Closing Date or (ii) upon notification of the non-terminating party by the terminating party that the satisfaction of any condition to the terminating party's obligations under this Agreement becomes impossible or impracticable with the use of commercially reasonable efforts if the failure of such condition to be satisfied is not caused by a breach hereof by the terminating party; or

            (c) at any time after November 30, 1997 by the Stockholders and the Partners or by Purchaser upon notification of the non-terminating party by the terminating party if the Closing shall not have occurred on or before such date and such failure to consummate is not caused by a breach of this Agreement by the terminating party.

            15.02 Effect of Termination. If this Agreement is validly terminated pursuant to Section 14.01, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of the Stockholders, the Partners or Purchaser (or any of their respective officers, directors, employees, agents or other representatives or Affiliates), except as provided in the next succeeding sentence and except that the provisions with respect to expenses in Section 17.03 and confidentiality in Section 17.05 will continue to apply following any such termination. Notwithstanding any other provision in this Agreement to the contrary, upon termination of this Agreement pursuant to
Section 15.01(b) or (c), the Stockholders and the Partners will remain liable to Purchaser for any breach of this Agreement by the Stockholder or the Partner existing at the time of such termination, and Purchaser will remain liable to the Stockholders and the Partners for any breach of this Agreement by Purchaser existing at the time of such termination, and the Stockholders and the Partners or Purchaser may seek such remedies, including damages and fees of attorneys, against the other with respect to any such breach as are provided in this Agreement or as are otherwise available at Law or in equity.


                                   ARTICLE XVI

                                   DEFINITIONS

            16.01 Definitions. (a) As used in this Agreement, the following defined terms shall have the meanings indicated below:

            "Actions or Proceedings" means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation or audit.

            "Affiliate" means any Person that directly, or indirectly through one of more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning ten percent (10%) or more of the voting securities of a second Person shall be deemed to control that second Person.

            "Agreement" means this Purchase Agreement and the Exhibits and the Schedules hereto and the certificates delivered in accordance with Sections 7.03 and 8.03, as the same shall be amended from time to time.

            "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including without limitation cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

            "Associate" means, with respect to any Person, any corporation or other business organization of which such Person is an officer or partner or is the beneficial owner, directly or indirectly, of ten percent (10%) or more of any class of equity securities, any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity and any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

            "Board of Arbitration" has the meaning ascribed to it in Section 10.02(c).

            "Books and Records" means all files, documents, instruments, papers, books and records relating to the Business or Condition of the Company, including without limitation financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

            "Business" means healthcare investment banking marketed to entities involved in the long-term healthcare sector of the healthcare market.

            "Business Combination" means with respect to any Person any merger, consolidation or combination to which such Person is a party, any sale, dividend, split or other disposition of capital stock or other equity interests of such Person or any sale, dividend or other disposition of all or substantially all of the Assets and Properties of such Person.

            "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of New York or the State of Pennsylvania are authorized or obligated to close.

            "Business or Condition of the Company" means the business, condition (financial or otherwise), results of operations, Assets and Properties of the Purchased Entities taken as a whole.

            "Claim Notice" means written notification pursuant to Section 14.02(a) of a Third Party Claim as to which indemnity under Section 14.01 is sought by an Indemnified Party, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim against the Indemnifying Party under Section 14.01, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim.

            "Closing" means the closing of the DVIHA Merger, the DVIMF Merger and the transactions contemplated by Section 1.01.

            "Closing Date" means (a) the fifth Business Day after the day on which the last of the consents, approvals, actions, filings, notices or waiting periods described in or related to the filings described in Sections 11.05 and
12.05 has been obtained, made or given or has expired, as applicable, or (b) such other date as Purchaser and the Stockholders and the Partners mutually agree upon in writing.

            "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

            "Company" has the meaning ascribed to it in the forepart of this Agreement.

            "Contract" means any agreement, lease, evidence of Indebtedness, mortgage, indenture, security agreement or other contract (whether written or oral).

            "Delaware Secretary of State" has the meaning ascribed to it in
Section 2.03.

            "DGCL" has the meaning ascribed to it in Section 2.01.

            "DVI" has the meaning ascribed to it in Section 1.02.

            "DVIHA" has the meaning ascribed to it in forepart of this Agreement.

            "DVIHA Articles of Merger" has the meaning ascribed to it in Section 2.03.

            "DVIHA Certificate of Merger" has the meaning ascribed to it in
Section 2.03.

            "DVIHA Effective Time" has the meaning ascribed to it in Section
2.03.

            "DVIHA Common Stock" has the meaning ascribed to it in Section
3.011.

            "DVIHA Surviving Corporation Common Stock" has the meaning ascribed to it in Section 3.011.

            "DVIMF" has the meaning ascribed to it in the forepart of this Agreement.

            "DVIMF Articles of Merger" has the meaning ascribed to it in Section 2.04.

            "DVIMF Certificate of Merger" has the meaning ascribed to it in
Section 2.04.

            "DVIMF Common Stock" has the meaning ascribed to it in Section
3.021.

            "DVIMF Effective Time" has the meaning ascribed to it in Section
2.04.

            "DVIMF Surviving Corporation Common Stock" has the meaning ascribed to it in Section 3.021.

            "DVI Stock"  has the meaning ascribed to it in Section 1.02.

            "Dispute Period" means the period ending forty-five (45) calendar days following receipt by an Indemnifying Party of either a Claim Notice or an Indemnity Notice.

            "Dissenting Shares" has the meaning set forth in Section 3.031.

            "Dissenting Stockholders" has the meaning set forth in Section
3.031.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

            "GAAP" means generally accepted accounting principles, consistently applied throughout the specified period and in the immediately prior comparable period.

            "General Partner" has the meaning ascribed to it in the forepart of this Agreement.

            "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

            "Indebtedness" of any Person means all obligations of such Person
(i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business),
(iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

            "Indemnification Percentage" means 40.5% with respect to Gary Veloric, 40.5% with respect to John Delaney and 19% with respect to John G. Godfrey III.

            "Indemnified Party" means any Person claiming indemnification under any provision of Article XIV.

            "Indemnifying Party" means any Person against whom a claim for indemnification are being asserted under any provision of Article XIV.

            "Indemnity Notice" means written notification pursuant to Section 14.02(b) of a claim for indemnity under Article XIV by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim.

            "Intellectual Property" means all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, industrial models, processes, designs, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

            "Interim Period" has the meaning set forth in Section 9.13.

            "IRS" means the United States Internal Revenue Service.

            "JGW & Co." has the meaning ascribed to it in the forepart of this Agreement.

            "JGW Partners" has the meaning ascribed to it in the forepart of this Agreement.

            "JGW Partner Interests" has the meaning ascribed to it in the forepart of this Agreement.

            "JGW Partnership" has the meaning ascribed to it in the forepart of this Agreement.

            "JGW Partners Stock" has the meaning ascribed to it in Section
3.022.

            "JGW Partners Stockholders" has the meaning ascribed to it in the forepart of this Agreement.

            "JGW Stock" has the meaning ascribed to it in Section 3.012.

            "JGW Stockholders" has the meaning ascribed to it in the forepart of this Agreement.

            "knowledge" means, all matters actually known to such party and all matters which should have been known by such party after reasonable inquiry.

            "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

            "Liabilities" means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

            "Licenses" means all licenses, permits, orders, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

            "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

            "Loss" means any and all damages, fines, fees, penalties, deficiencies, losses (including loss of value) and expenses (including without limitation interest, court costs, fees of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment).

            "Material Contract" means any of the Contracts and Other Agreements, if (a) it involves, relates to or affects the business or assets of any Purchased Entity and (b) one or more of the following applies: (i) it involves, or may reasonably be expected to involve, the payment or receipt of $10,000 or more (whether in cash or in goods or services of an equivalent value) over its initial term (not including renewal options); (ii) it imposes material and substantial restrictions on the conduct of the business of any Purchased Entity; or (iii) it is not cancelable on notice of 60 days or less without liability, penalty or premium.

            "MF Partners" has the meaning ascribed to it in the forepart of this Agreement.

            "MF Partnership" has the meaning ascribed to it in the forepart of this Agreement.

            "MF Partners Interests" has the meaning ascribed to it in the forepart of this Agreement.

            "NASD" has the meaning ascribed to it in Section 7.14.

            "Option" with respect to any Person means any security, right, subscription, warrant, option, "phantom" stock right or other Contract that gives the right to (i) purchase or otherwise receive or be issued any shares of capital stock of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock of such Person or
(ii) receive any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock of such Person, including any rights to participate in the equity, income or election of directors or officers of such Person.

            "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

            "Partner Interests" has the meaning ascribed to it in the forepart of this Agreement.

            "Partners" has the meaning ascribed to it in the forepart of this Agreement.

            "PBCL" has the meaning ascribed to it in Section 2.01.

            "Pennsylvania Department of State" has the meaning ascribed to it in
Section 2.03.

            "Pension Benefit Plan" means an employee pension benefit plan, as defined in Section 3(2) of ERISA.

            "Permitted Lien" means (i) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of Law with respect to a Liability that is not yet due or delinquent, (iii) any workman, repairman, warehouseman and carrier Liens arising in the ordinary course of business and which are being contested in good faith by appropriate proceedings, and (iv) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens does not materially impair the value of the property subject to such Lien or the use of such property in the conduct of the business of the Purchased Entity.

            "Person" means any natural person, corporation, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

            "Plan" means an "employee benefit plan" within the meaning of
Section 3(3) of ERISA and each insurance, severance, pension, retirement, profit sharing, medical, dental, health, sick leave, vacation, fringe benefit, equity (or equity-based), bonus, incentive, employment, consulting, deferred compensation or other employee or independent contractor benefit or otherwise compensatory plan, agreement (including without limitation any collective bargaining agreement), understanding, contract, policy, fund, commitment or arrangement, whether oral or written and whether or not subject to ERISA, which provides benefits to any employee, former employee, independent contractor, former independent contractor, or any of their dependents or beneficiaries.

            "Pro Rata Share" means, with respect to each individual Stockholder and/or Partner, as the case may be, that amount set forth next to his name on Schedule E.

            "Purchase Price" has the meaning ascribed to it in the forepart of this Agreement.

            "Purchased Entities" has the meaning ascribed to it in the forepart of this Agreement.

            "Purchaser" has the meaning ascribed to it in the forepart of this Agreement.

            "Representatives" has the meaning ascribed to it in Section 9.02.

            "Resolution Period" means the period ending thirty (30) calendar days following receipt by an Indemnified Party of a Dispute Notice.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Stock" has the meaning ascribed to it in Section 3.022.

            "Stockholders" has the meaning ascribed to it in the forepart of this Agreement.

            "Subsidiary" means any Person in which the Company, directly or indirectly through Subsidiaries or otherwise, beneficially owns more than fifty percent (50%) of either the equity interests in, or the voting control of, such Person.

            "Taxes" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs, duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, gains, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

            "Tax Returns" means all returns, declarations, reports, claims for refund, information returns or statements relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

            "Third Party Claim" has the meaning ascribed to it in Section 14.02(a).

            "Welfare Benefit Plan" means an employee welfare benefit plan, as defined in Section 3(1) of ERISA.

            (b) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of the Company. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

                                  ARTICLE XVII

                                  MISCELLANEOUS

            17.01 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

            If to Purchaser, DVIHA or DVIMF to:

            c/o DVI, Inc.
            500 Hyde Park
            Doylestown, Pennsylvania 18901
            Facsimile No.: (215) 345-6600
            Attn:  Steven R. Garfinkel

            with a copy to:

            Rogers & Wells LLP
            200 Park Avenue
            New York, New York  10166
            Facsimile No.:  (212) 878-8375
            Attn:  John A. Healy

            If to JGW & Co, the Stockholders or the Partners:

            c/o J.G Wentworth & Co., Inc.
            The Graham Building
            15th and Ranstead Streets, 10th Floor
            Philadelphia, Pennsylvania 19102
            Facsimile No.:  (215) 567-4215
            Attn: Mr. Gary Veloric

            With a copy to:

            Wolf, Block, Schorr and Solis-Cohen LLP
            Twelfth Floor Packard Building
            Philadelphia, Pennsylvania 19102
            Facsimile No.:  (215) 977-2710
            Attn:  Robert C. Jacobs

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section and confirmed by overnight courier, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

            17.02 Entire Agreement. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, including without limitation any letter of intent between the parties, and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

            17.03 Expenses. Except as otherwise expressly provided in this Agreement (including without limitation as provided in Section 15.02), whether or not the transactions contemplated hereby are consummated, each party will pay its own costs and expenses, incurred in connection with the negotiation, execution and closing of this Agreement and the transactions contemplated hereby.

            17.04 Public Announcements. At all times at or before the Closing, the Stockholders, the Partners and Purchaser will not issue or make any reports, statements or releases to the public or generally to the employees, customers, suppliers or other Persons with respect to this Agreement or the transactions contemplated hereby without the consent of the other, which consent shall not be unreasonably withheld. If either party is unable to obtain the approval of its public report, statement or release from the other party and such report, statement or release is, in the opinion of legal counsel to such party, required by Law in order to discharge such party's disclosure obligations, then such party may make or issue the legally required report, statement or release and promptly furnish the other party with a copy thereof. The Stockholders, the Partners and Purchaser will also obtain the other party's prior approval of any press release to be issued immediately following the Closing announcing the consummation of the transactions contemplated by this Agreement.

            17.05 Confidentiality. Each party hereto will hold, and will use its best efforts to cause its Affiliates and their respective Representatives to hold, in strict confidence from any Person (other than any such Affiliate or Representative), unless (i) compelled to disclose by judicial or administrative process (including without limitation in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental or Regulatory Authorities) or by other requirements of Law or (ii) disclosed in an Action or Proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party or any of its Affiliates furnished to it by the other party or such other party's Representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (a) previously known by the party receiving such documents or information or (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party.

            17.06 Further Assurances; Post-Closing Cooperation. (a) At any time or from time to time after the Closing, JGW & Co., the Stockholders and the Partners shall execute and deliver to Purchaser such other documents and instruments, provide such materials and information and take such other actions as Purchaser may reasonably request more effectively to vest title to the shares of Stock and Partner Interests in Purchaser.

            (b) Following the Closing, each party will afford the other party, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data relating to the Business or Condition of the Company in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party in connection with (i) the preparation of Tax Returns, (ii) the determination or enforcement of rights and obligations under this Agreement, (iii) compliance with the requirements of any Governmental or Regulatory Authority, (iv) the determination or enforcement of the rights and obligations of any Indemnified Party or (v) in connection with any actual or threatened Action or Proceeding. Further, each party agrees for a period extending six (6) years after the Closing Date not to destroy or otherwise dispose of any such books, records and other data unless such party shall first offer in writing to surrender such books, records and other data to the other party and such other party shall not agree in writing to take possession thereof during the ten (10) day period after such offer is made.

            (c) If, in order properly to prepare its Tax Returns, other documents or reports required to be filed with Governmental or Regulatory Authorities or its financial statements or to fulfill its obligations hereunder, it is necessary that a party be furnished with additional information, documents or records relating to the Business or Condition of the Company not referred to in paragraph (b) above, and such information, documents or records are in the possession or control of the other party, such other party shall use its commercially reasonable efforts to furnish or make available such information, documents or records (or copies thereof) at the recipient's request, cost and expense. Any information obtained by the Stockholders or the Partners in accordance with this paragraph shall be held confidential by the Stockholders and the Partners in accordance with Section 17.05.

            (d) Notwithstanding anything to the contrary contained in this Section, if the parties are in an adversarial relationship in litigation or arbitration, the furnishing of information, documents or records in accordance with any provision of this Section shall be subject to applicable rules relating to discovery.

            17.07 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

            17.08 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

            17.09 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Article XIV.

            17.10 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void, except (a) for assignments and transfers by operation of Law and (b) that Purchaser may assign any or all of its rights, interests and obligations hereunder (including without limitation its rights under Article
XIV) to (i) a wholly-owned subsidiary, provided that any such subsidiary agrees in writing to be bound by all of the terms, conditions and provisions contained herein, (ii) any post-Closing purchaser of all of the issued and outstanding stock of Purchaser, or all or a substantial part of its assets or (iii) any financial institution providing purchase money or other financing to Purchaser or the Company, the General Partner, the JGW Partnership or the MF Partnership from time to time as collateral security for such financing, but no such assignment referred to in clause (i), (ii) or (iii) shall relieve Purchaser of its obligations hereunder. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

            17.11 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

            17.12 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

            17.13 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the Commonwealth of Pennsylvania applicable to a Contract executed and performed in such State without giving effect to the conflicts of laws principles thereof.

            17.14 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

            IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

                                   DVI FINANCIAL SERVICES INC.



                                   By:/s/ Steven R. Garfinkel
                                      ----------------------------------------
                                      Name: Steven R. Garfinkel
                                      Title: Executive Vice President and C.F.O.


                                   DVI HEALTHCARE FINANCIAL ADVISORS,INC.



                                   By:/s/ Steven R. Garfinkel
                                      ----------------------------------------
                                      Name: Steven R. Garfinkel
                                      Title:


                                   DVI MORTGAGE FUNDING, INC.



                                   By:/s/ Steven R. Garfinkel
                                      ----------------------------------------
                                      Name: Steven R. Garfinkel
                                      Title:


                                   J.G. WENTWORTH MANAGEMENT
                                   COMPANY, INC.



                                   By:/s/ Gary Veloric
                                      ----------------------------------------
                                      Name:  Gary Veloric
                                      Title:  President


                                   J.G WENTWORTH SECURITIES, INC.


                                   /s/ Gary Veloric
                                   -------------------------------------------
                                   Name: Gary Veloric
                                   Title: President

                                    STOCKHOLDERS:



                                    /s/ Gary Veloric
                                    -------------------------------------------
                                    Gary Veloric


                                    /s/ John G. Godfrey III
                                    -------------------------------------------
                                    John G. Godfrey III


                                    /s/ John Delaney
                                    -------------------------------------------
                                    John Delaney


                                    PARTNERS:


                                    /s/ Gary Veloric
                                    -------------------------------------------
                                    Gary Veloric


                                    /s/ John G. Godfrey III
                                    -------------------------------------------
                                    John G. Godfrey III


                                    /s/ John Delaney
                                    -------------------------------------------
                                    John Delaney


                                    J.G WENTWORTH PARTNERS, INC.


                                    /s/ Gary Veloric
                                    -------------------------------------------
                                    Name: Gary Veloric
                                    Title: Chairman of the Board

                                    J.G WENTWORTH SECURITIES, INC.


                                    /s/ Gary Veloric
                                    -------------------------------------------
                                    Name: Gary Veloric
                                    Title: President

                                   SCHEDULE A

                          J.G. WENTWORTH PARTNERS, L.P.


Name                               Partner Interest Owner    Consideration To Be Received
----                               ----------------------    ----------------------------
G. Veloric                               39.6%               4,293 shares of DVI Stock

J. Delaney                               39.6%               4,293 shares of DVI Stock

J. Godfrey                               19.8%               2,146 shares of DVI Stock

J.G. Wentworth Partners, Inc.             1.0%                 108 shares of DVI Stock

                                   SCHEDULE B

                      J.G. WENTWORTH MORTGAGE FUNDING, L.P.

Name                              Partner Interest Owner      Consideration To Be Received
----                              ----------------------      ----------------------------
G. Veloric                                39.6%               10,732 shares of DVI Stock

J. Delaney                                39.6%               10,372 shares of DVI Stock

J. Godfrey                                19.8%                5,366 shares of DVI Stock

J.G. Wentworth Partners, Inc.              1.0%                 271 shares of DVI Stock

                                   SCHEDULE C

                         J.G. WENTWORTH SECURITIES, INC.


Name                          Stock Owned             Consideration To Be Received
----                          -----------             ----------------------------
G. Veloric                    50 shares (50.0%)       21,003 shares of DVI Stock

J. Delaney                    50 shares (50.0%)       21,003 shares of DVI Stock

                                   SCHEDULE D

                          J.G. WENTWORTH PARTNERS, INC.


Name                          Stock Owned             Consideration To Be Received
----                          -----------             ----------------------------
G. Veloric                    400 shares (40.0%)      1,626 shares of DVI Stock

J. Delaney                    400 shares (40.0%)      1,626 shares of DVI Stock

T. Godfrey                    200 shares (20.0%)        813 shares of DVI Stock

                                  SCHEDULE E

                            PRO RATA SHARE AMOUNTS

Name                                Amount
----                                ------
G. Veloric                        $878,211.45

J. Delaney                        $878,211.45

T. Godfrey                        $405,000.00

                                   SCHEDULE F

                         OCTOBER 31, 1997 BALANCE SHEET

Annexed hereto.


                                       D-3